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                                                                       EXHIBIT 5

                          PLEDGE AND SECURITY AGREEMENT

         THIS PLEDGE AND SECURITY AGREEMENT is entered into as of May 22, 2002 (as from time to time amended, modified, restated, supplemented and in effect, this "Security Agreement"), by and between ImageWare Systems, Inc., a California corporation ("Grantor"), in favor of Perseus 2000, L.L.C., a Delaware limited liability company (the "Secured Party"), as agent for itself and the other holders from time to time of the Notes (as defined below) (collectively, the "Note Holders").

                                    RECITALS

         A. Grantor and the Secured Party have entered into a Note and Warrant Purchase Agreement dated as of May 22, 2002 (the "Purchase Agreement") pursuant to which Grantor has issued to the Secured Party Senior Secured Convertible Promissory Notes dated of even date herewith in the aggregate principal amount of Two Million Dollars ($2,000,000) (together with any Senior Secured Convertible Promissory Notes issued in payment of interest on any Note and any Additional Notes issued at the Additional Closing, each, a "Note" and collectively, the "Notes"). The purchase and sale of the Notes is governed by the Purchase Agreement.

         B. In order to induce the Secured Party to make the loan evidenced by the Notes, and in consideration therefor, Grantor has agreed to pledge, collaterally assign and grant to the Secured Party, as agent for itself and any other future Note Holders, a perfected lien on and security interest in all of Grantor's assets and properties (including, but not limited to, all outstanding shares of capital stock of each subsidiary of Grantor, except as otherwise provided herein), whether now or hereafter existing, owned or acquired, all pursuant to the terms of this Security Agreement in order to secure (i) the due and punctual payment of (A) any current or future principal and interest (including, without limitation, interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (B) all other monetary obligations, including but not limited to, fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding regardless of whether allowed or allowable in such proceeding), of Grantor now or hereafter due under the Notes or this Security Agreement, and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of Grantor now or hereafter due under or pursuant to the Notes, the Purchase Agreement or this Security Agreement (collectively, the "Obligations").

         C. It is a condition precedent to the making of the loan evidenced by the Notes that Grantor execute and deliver this Security Agreement.

         NOW, THEREFORE, for and in consideration of the covenants and provisions set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees as follows:

Exhibit5. Pledge and Security Agreement1

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                                    ARTICLE 1

                                SECURITY INTEREST

         1.1 Grant of Security Interest. As security for the Obligations, Grantor hereby collaterally assigns, pledges and grants a continuing and unconditional security interest to the Secured Party, its successors and assigns, in and to all of the following:

                  (a) all equipment (including all "Equipment" as defined in Section 9102(a)(33) of the Uniform Commercial Code as in effect from time to time in the State of California (such code, together with any other successor or applicable adoption of the Uniform Commercial Code in any applicable jurisdiction, the "Code")) machinery, vehicles, fixtures, improvements, supplies, office furniture, fixed assets, all as now owned or hereafter acquired by Grantor or in which Grantor has or hereafter acquires any interest, and any items substituted therefor as replacements and any additions or accessions thereto;

                  (b) all goods (including all "Goods" as defined in Section 9102(a)(44) of the Code) and all inventory (including all "Inventory" as defined in Section 9102(a)(48) of the Code) of Grantor, now owned or hereafter acquired by Grantor or in which Grantor has or hereafter acquires any interest, including but not limited to, raw materials, scrap inventory, work in process, products, packaging materials, finished goods, all documents of title, chattel paper and other instruments covering the same and all substitutions therefor and additions thereto (all of the property described in this clause (b) being hereinafter collectively referred to as "Inventory");

                  (c) all present and future accounts in which Grantor has or hereafter acquires any interest (including all "Accounts" as defined in Section 9102(a)(2) of the Code), contract rights (including all rights to receive payments and other rights under all equipment and other leasing contracts) and rights to payment and rights or accounts receivable evidencing or representing indebtedness due or to become due Grantor on account of goods sold or leased or services rendered, claims, instruments and other general intangibles (including tax refunds, royalties and all other rights to the payment of money of every nature and description), including but not limited to, any such right evidenced by chattel paper, and all liens, securities, guaranties, remedies, security interests and privileges pertaining thereto (all of the property described in this clause (c) being hereinafter collectively referred to as "Accounts");

                  (d) all investment property now owned or hereafter acquired by Grantor (including all "Investment Property" as defined in Section 9102(a)(49) of the Code), including, without limitation, all securities (certificated and uncertificated), securities accounts, securities entitlements, commodity contracts and commodity accounts, excluding any of the foregoing also excluded by the immediately following paragraph (e);

                  (e)      (i)      all of the shares of capital stock of
whatever class of the Issuers, now owned or hereafter acquired by Grantor, together with in each case the

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certificates representing the same and 66 2/3% of the shares of capital stock of whatever class of the Foreign Issuers, now owned or hereafter acquired by Grantor, together with in each case the certificates representing the same (collectively, the "Pledged Stock");

                           (ii)     all shares, securities, moneys or property
representing a dividend on, or a distribution or return of capital in respect of any of the Pledged Stock, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and all Equity Rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock; and

                           (iii)    without affecting the obligations of Grantor
under any provision prohibiting such action under any loan document, in the event of any consolidation or merger in which any Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is Grantor itself) formed by or resulting from such consolidation or merger (collectively, and together with the property described in clauses (i) and (ii) above, the "Stock Collateral");

                  (f) all general intangibles now owned or hereafter acquired by Grantor or in which Grantor has or hereafter acquires any interest (including all "General Intangibles" as defined in Section 9102(a)(42) of the Code), including but not limited to, payment intangibles (including all "Payment Intangibles" as defined in Section 9102(a)(61) of the Code), choses in action and causes of action and all licenses and permits (to the extent the collateral assignment of such licenses and permits is not prohibited by applicable law), contract rights (including but not limited to all rights under all Material Contracts (as defined in the Purchase Agreement) and all rights to receive payments and other rights under all equipment and other leasing contracts, instruments and documents owned or used by Grantor, and any goodwill relating thereto);

                  (g) all other property owned by Grantor or in which Grantor has or hereafter acquires any interest, wherever located, and of whatever kind or nature, tangible or intangible, including all Intellectual Property;

                  (h) all insurance policies of any kind maintained in effect by Grantor, now existing or hereafter acquired, under which any of the property referred to in clauses (a) through (f) above is insured, including but not limited to, any proceeds payable to Grantor pursuant to such policies;

                  (i) all moneys, cash collateral, chattel paper (including all "Chattel Paper" as defined in Section 9102(a)(11) of the Code), checks, notes, bills of exchange, documents of title, money orders, negotiable instruments, commercial paper, and other securities, letters of credit (including all "Letter-of-Credit Rights" as defined in Section 9102(a)(51) of the Code), supporting obligations (including all "Supporting Obligations" as defined in Section 9102(a)(77) of the Code), instruments (including all "Instruments" as define in Section 9102(a)(47) of the Code), documents (including all "Documents" as defined in Section 9102(a)(30) of the Code), deposit accounts (including

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all "Deposit Accounts" as defined in Section 9102(a)(29) of the Code), deposits and credits from time to time whether or not in the possession of or under the control of the Secured Party; and

                  (j) any consideration received when all or any part of the property referred to in clauses (a) through (i) above is sold, transferred, exchanged, leased, collected or otherwise disposed of, or any value received as a consequence of possession thereof, including but not limited to, all products, proceeds (including all "Proceeds" as defined in Section 9102(a)(64) of the Code), cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents, insurance proceeds or proceeds of other proceeds now or hereafter owned by Grantor or in which Grantor has an interest.

         The property set forth in clauses (a) through (j) of the preceding sentence, together with property of a similar nature which Grantor hereafter owns or in which Grantor hereafter acquires any interest, is referred to herein as the "Collateral."

         As used in this Security Agreement, the following terms shall have the following meanings:

         "Copyright Collateral" shall mean all Copyrights, whether now owned or hereafter acquired by Grantor.

         "Copyrights" shall mean, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

         "Equity Rights" shall mean, with respect to any person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust arrangements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such person.

         "Foreign Issuers" shall mean, collectively, each subsidiary of Grantor organized under the laws of any jurisdiction outside of the United States of America, directly or indirectly, that is the issuer of any shares of capital stock now owned or hereafter acquired by Grantor.

         "Issuers" shall mean, collectively, each subsidiary of Grantor organized under the laws of any jurisdiction within the United States of America, directly or indirectly, that is the issuer of any shares of capital stock now owned or hereafter acquired by Grantor.

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         "Intellectual Property" shall mean all Copyright Collateral, all Patent
Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to Grantor with respect to any of the foregoing, in each case whether now or hereafter owned or used, including all licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral listed; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all governmental approvals now held or hereafter obtained by Grantor in respect of any of the foregoing; and (g) all causes of action, claims and warranties now owned or hereafter acquired by Grantor in respect of any of the foregoing. It is understood that Intellectual Property shall include all of the foregoing owned or acquired by Grantor on a worldwide basis.

         "Patent Collateral" shall mean all Patents, whether now owned or hereafter acquired by Grantor.

         "Patents" shall mean, collectively, (a) all patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

         "Permitted Liens" shall mean (a) any and all liens or security interests granted by Grantor or its subsidiaries existing on the date hereof and described in Schedule C attached hereto; (b) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings if adequate reserves with respect to such liens are maintained on the books of Grantor in accordance with GAAP; (c) liens (i) upon or in any equipment acquired or held by Grantor to secure the purchase price or lease of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (ii) existing on such equipment at the time of its acquisition; provided that in each of (i) and (ii) above, (A) the lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment and (B) the principal amount of such indebtedness secured by any such lien shall at no time exceed the fair market value of such equipment at the time it was acquired;
(d) liens arising from judgments, decrees or attachments to the extent and only so long as such judgment, decree or

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attachment has not caused or resulted in an Event of Default; (e) leases, subleases, licenses and sublicenses granted to others in the ordinary course of Grantor's business not interfering in any material respect with the conduct of the business of Grantor and not materially detracting from the value of the Collateral; (f) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar liens affecting real property not interfering in any material respect with the ordinary conduct of business of Grantor and not materially detracting from the value of the property subject to such lien; (g) liens incurred or deposits made in the ordinary course of Grantor's business in connection with worker's compensation, unemployment insurance, social security and other like laws; (h) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (i) carriers', warehousemen's, materialmen's, mechanics', landlords', repairmen's, employees' or other like liens arising in the ordinary course of business which are not delinquent or which are being contested in good faith by appropriate proceedings; and (j) liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution.

         "Trademark Collateral" shall mean all Trademarks, whether now owned or hereafter acquired by Grantor. Notwithstanding the foregoing, the Trademark Collateral shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

         "Trademarks" shall mean, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

         1.2      Perfection of Security Interests.

                  (a) Grantor hereby authorizes the Secured Party to file a financing statement or financing statements (the "Financing Statement") describing the Collateral in any and all jurisdictions where, and with any and all governmental authorities with whom, the Secured Party reasonably deems such filing to be necessary or appropriate including, without limitation, the jurisdiction of the debtor's location for purposes of the Code, the United States Patent and Trademark Office and the United States Copyright Office. Grantor will reimburse the Secured Party for any and all reasonable costs, charges and expenses (including reasonable fees of counsel) incurred in connection with such filings. For purposes of this Section 1.2(a), the Financing Statements shall be deemed to include any amendment, modification, assignment, continuation statement or

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

other similar instrument consistent with the rights granted to the Secured Party under this Security Agreement and the Purchase Agreement.

                  (b) Grantor shall have possession of the Collateral, except where as expressly otherwise provided in this Security Agreement or where the Secured Party chooses to perfect its security interest by possession in addition to the filing of a Financing Statement. Where Collateral is in the possession of a third party, Grantor will join with the Secured Party in notifying the third party of the Secured Party's security interest therein and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of the Secured Party.

                  (c) Grantor will cooperate with the Secured Party in obtaining control (including "Control" as contemplated by Section 9312(b) of the Code) with respect to Collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chattel paper.

                  (d) Grantor will not create any chattel paper without a legend on such chattel paper reasonably acceptable to the Secured Party indicating that the Secured Party has a secured interest in such Chattel Paper.

                  (e) Grantor shall, upon the Grantor's acquiring, or otherwise becoming entitled to the benefits of, any Copyright (or copyrightable material), Patent (or patentable invention), Trademark (or associated goodwill) or other Intellectual Property or upon or prior to Grantor's filing, either directly or through any agent, licensee or other designee, of any application with any governmental authority for any Copyright, Patent, Trademark, or other Intellectual Property, in each case after the date hereof, execute and deliver such contracts, agreements and other instruments as the Secured Party may reasonably request to evidence, validate, perfect and establish the priority of the security interest granted by this Security Agreement in such and any related Intellectual Property.

                  (f) Grantor shall deliver and pledge to the Secured Party any and all certificates representing the Pledged Stock, accompanied by undated stock powers duly executed in blank.

                  (g) Grantor shall upon the acquisition after the date hereof by Grantor of any Stock Collateral, promptly either (x) transfer and deliver to the Secured Party all such Stock Collateral (together with the certificates representing such Stock Collateral securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) or (y) take such other action as the Secured Party shall deem reasonably necessary or appropriate to perfect, and establish the priority of, the security interest granted by this Security Agreement in such Stock Collateral.

         1.3 Intellectual Property. For the purpose of enabling and to the extent necessary to enable the Secured Party to exercise its rights, remedies, powers and privileges under Article 4 at such time or times as the Secured Party shall be lawfully entitled to exercise such rights, remedies, powers and privileges, and for no other purpose, Grantor hereby grants to the Secured Party, to the extent assignable, an

                                     - 7 -

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irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, assign, license or sublicense any of the Intellectual Property of Grantor, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of such items. Such license shall terminate upon full and final payment, performance or other satisfaction of the Obligations.

         1.4      Special Provisions Relating to Stock Collateral.

                  (a) So long as no Event of Default shall have occurred and be continuing, Grantor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of any loan document; provided, that Grantor agrees that it will not vote the Stock Collateral in any manner that is inconsistent with the terms of any loan document.

                  (b) So long as no Event of Default shall have occurred and be continuing, Grantor shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

                  (c) If any Event of Default shall have occurred and be continuing, and whether or not the Secured Party exercises any available right to declare any Obligation due and payable or seeks or pursues any other right, remedy, power or privilege available to it under applicable law, this Security Agreement or any other loan document, all dividends and other distributions on the Stock Collateral shall be paid directly to the Secured Party, subject to the terms of this Security Agreement.

                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations and Warranties. Grantor represents and warrants as of the date hereof that:

                  (a) Grantor has absolute, good and marketable title to all the Collateral, wherever and whenever acquired, free and clear of any lien, except for Permitted Liens, and Grantor has not filed, nor is there on record, a financing statement under the Code (or similar statement or instrument of registration under the law of any jurisdiction) covering any Collateral except as permitted by the Purchase Agreement and except for Permitted Liens;

                  (b) Schedule A hereto lists, as to Grantor, (i) Grantor's chief executive office and other place(s) of business, (ii) Grantor's legal organizational structure and its jurisdiction of incorporation, (iii) the address where records relating to the Collateral are maintained, (iv) any other location of any other equipment and goods (other than mobile goods) included in the Collateral, (v) location of leased facilities and name of lessor/sublessor and (vi) any fictitious names used by Grantor.

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                  (c)      Grantor has paid or will pay when due all taxes,
fees, assessments and other charges now or hereafter imposed upon the Collateral except for any tax, fee, assessment or other charge the validity of which is being contested in good faith by appropriate proceedings and so long as Grantor has set aside on its books adequate reserves with respect thereto;

                  (d) as a result of the execution and delivery of this Security Agreement and upon the filing of any financing statements or other documents necessary to assure, preserve and perfect the security interest created hereby and to the extent a lien may be perfected by filing a financing statement, the Secured Party shall have a valid, perfected, enforceable lien on, and a continuing security interest in, the Collateral, enforceable and superior as such as against creditors and purchasers (other than purchasers of Inventory in the ordinary course of business) and as against any owner of real property where any of the equipment or Inventory is located and as against any purchaser of such real property and any present or future creditor obtaining a mortgage or other lien on such real property, and such lien shall be superior and prior to all other liens, subject, in each case, only to Permitted Liens to the extent such Permitted Liens by statute have priority equal to or greater than such security interest;

                  (e) the amount that has been represented by Grantor to the Secured Party as owing by all obligors (such obligors being hereinafter referred to as the "Account Debtors") in the aggregate with respect to Accounts has not materially deviated from the correct amount actually and unconditionally owing at such time by such Account Debtors subject to set off, return and similar rights arising in the ordinary course of business; all Accounts represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices and other documents evidencing the same; as of the date hereof, there are no material setoffs, counterclaims or disputes existing or asserted with respect to Accounts subject to set off, return and similar rights arising in the ordinary course of business, and Grantor has not made any agreement with any Account Debtor for any material deduction therefrom except set-off and claims arising in the ordinary course of business; to Grantor's knowledge, all Account Debtors have the capacity to contract and are solvent; to Grantor's knowledge the goods giving rise to Accounts are not subject to any lien, claim or encumbrance except set-off and claims arising in the ordinary course of business, except in favor of the Secured Party and except for Permitted Liens and as permitted by the Purchase Agreement; and, except as set forth herein, Grantor does not have knowledge of any fact or circumstances which would impair the validity or collectability of Accounts;

                  (f) except as disclosed on Schedule 2.1(f), none of the Collateral is held by a third party in any location as assignee, trustee, bailee, consignee or in any similar capacity; and

                  (g) The Pledged Stock evidenced by the certificates described in Section 1.1(e) hereof (i) is duly authorized, validly existing, fully paid and nonassessable, and none of such Pledged Stock is subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer or Foreign Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained

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in any loan document); and (ii) constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers, and approximately 66 2/3% of the issued and outstanding shares of capital stock of any class of the Foreign Issuers, beneficially owned by Grantor on the date hereof (whether or not registered in the name of Grantor), and Schedule B correctly identifies, as of the date hereof, the respective Issuers or Foreign Issuers of such Pledged Stock and the respective class of the shares comprising such Pledged Stock and the respective number (and registered owners of) of the shares evidenced by each such certificate.

         2.2 Survival. All representations, warranties and agreements of Grantor contained in this Security Agreement shall survive the execution, delivery and performance of this Security Agreement until the termination of this Security Agreement pursuant to Section 6.5 hereof.

                                    ARTICLE 3
                                    COVENANTS

         3.1 Covenants. Grantor hereby covenants and agrees with the Secured Party that so long as this Security Agreement shall remain in effect or any Obligations shall remain unpaid or unperformed:

                  (a) Grantor shall promptly give written notice to the Secured Party of any levy or attachment, execution or other process against any of the Collateral;

                  (b) at Grantor's own cost and expense, Grantor shall take any and all actions reasonably necessary or desirable to defend the Collateral against the claims and demands of all persons other than the Secured Party, and to defend the security interest of the Secured Party in the Collateral and the priority thereof against any lien of any nature, except in each case for Permitted Liens;

                  (c) Grantor shall keep all tangible Collateral properly insured and in good order and repair (normal wear and tear excepted) and immediately notify the Secured Party of any event causing any material loss, damage or depreciation in value of the Collateral in the aggregate and of the extent of such loss, damage or depreciation;

                  (d) Grantor shall mark any Collateral that is chattel paper with a legend showing the Secured Party's lien and security interest therein;

                  (e)      Grantor shall:

                           (i)      furnish to the Secured Party from time to
time (but, unless an Event of Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Secured Party may reasonably request, all in reasonable detail;

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                           (ii)     prior to filing, either directly or through
an agent, licensee or other designee, any application for any Copyright, Patent or Trademark, furnish to the Secured Party prompt notice of such proposed filing; and

                           (iii)    promptly give written notice to the Secured
Party of any other change in the intellectual property rights material to its businesses.

                  (f)      Grantor shall:

                           (i)      (either itself or through licensees) for
each Trademark, (A) to the extent consistent with past practice and good business judgment, continue to use such Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force and effect free from any claim of abandonment for nonuse, (B) maintain as in the past the quality of products and services offered under such Trademark,
(C) employ such Trademark with the appropriate notice of registration and (D) not (and not permit any licensee or sublicensee to) do any act or knowingly omit to do any act whereby any Trademark material to the conduct of its business may become invalidated, except in each case as Grantor's business or products may change over time as may be consistent with good business judgment;

                           (ii)     (either itself or through licensees) not do
any act or knowingly omit to do any act whereby any Patent material to the conduct of its business may become abandoned or dedicated;

                           (iii)    notify the Secured Party immediately if it
knows or has reason to know that any Intellectual Property material to the conduct of its business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding before any governmental authority) regarding Grantor's ownership of any Intellectual Property material to its business, its right to copyright, patent or register the same (as the case may be), or its right to keep, use and maintain the same;

                           (iv)     take all necessary steps that are consistent
with good business practices in any proceeding before any appropriate governmental authority to maintain and pursue each application relating to any Intellectual Property (and to obtain the relevant registrations) and to maintain each registration material to the conduct of its business, including payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings;

                           (v)      in the event that any Intellectual Property
material to the conduct of its business is infringed, misappropriated or diluted by a third party, Grantor shall notify the Secured Party within (10) days after it learns of such event and shall, if consistent with good business practice, promptly sue for infringement, misappropriation or dilution, seek temporary restraints and preliminary injunctive relief to the extent practicable, seek to recover any and all damages for such infringement, misappropriation or dilution and take such other actions as are appropriate under the circumstances and in Grantor's good faith business judgment to protect such Collateral;

                           (vi)     shall, through counsel selected by Grantor
and reasonably acceptable to the Secured Party, prosecute diligently any application for any Intellectual Property pending as of the date of this Security Agreement or thereafter made until the termination of this Security Agreement, make application on uncopyrighted but copyrightable material, unpatented but patentable inventions and unregistered but registrable Trademarks and preserve and maintain all rights in applications for any Intellectual Property; provided, however, that Grantor shall have no obligation to make any such application if making such application would be unnecessary or imprudent in the good faith business judgment of Grantor. Any expenses incurred in connection with such an application shall be borne by Grantor. Grantor shall not abandon any right to file a application for any Intellectual Property or any pending application in the United States without the consent of the Secured Party, which consent shall not be unreasonably withheld; and

                           (vii)    after the occurrence and through the
continuance of an Event of Default, the Secured Party shall have the right but shall in no way be obligated to bring suit in its own name to enforce the Copyrights, Patents and Trademarks and any license under such Intellectual Property, in which event Grantor shall, at the request of the Secured Party , do any and all lawful acts and execute and deliver any and all proper documents required by the Secured party in aid of such enforcement action.

                  (g) Grantor shall cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer and 66 2/3% of the total number of shares of each class of capital stock of each Foreign Issuer then outstanding and shall not permit any such Issuer or Foreign Issuer to issue any shares of capital stock other than to Grantor. Grantor shall cause all such shares to be duly authorized, validly issued, fully paid and nonassessable and to be free of any contractual restriction or any restriction under the charter or bylaws of the respective Issuer of such Stock Collateral, upon the transfer of such Stock Collateral (except for any such restriction contained in any loan document).

                  (h)      Grantor shall not:

                           (i)      amend or terminate any material contract or
other document or instrument constituting part of the Collateral, except for transactions in the ordinary course of business;

                           (ii)     voluntarily or involuntarily exchange,
lease, sell, transfer or otherwise dispose of any Collateral other than for fair value in the ordinary course of business;

                           (iii)    make any compromise, settlement, discharge
or adjustment or grant any extension of time for payment with respect to any Account or any lien, guaranty or remedy pertaining thereto, except for transactions in the ordinary course of business;

                           (iv)     change its name or use any fictitious or
trade name, other than in accordance with Section 6.1 hereof;

                           (v)      change the location of its chief executive
office, other than in accordance with Section 6.1 hereof;

                           (vi)     permit any of the Collateral (other than
Collateral that constitutes goods that are mobile and that are of a type normally used in more than one jurisdiction or otherwise in the ordinary course of business (including, without limitation, sales and shipments of inventory in the ordinary course of business)) to be removed from or located in any place not identified as the location of such Collateral to the Secured Party, as the case may be, except after written notice to and with written consent of the Secured Party and compliance with such procedures as the Secured Party reasonably may impose to prevent any interruptions or discontinuity in the security interest granted pursuant to this Security Agreement; or

                           (vii)    voluntarily grant, incur or allow to exist
any lien or security interest on or in any of the Collateral which lien or security interest shall be equal or superior in priority to the security interests granted in this Security Agreement, except for Permitted Liens to the extent such Permitted Liens by their express terms or applicable law have priority equal or greater than the security interests granted pursuant to this Security Agreement.

                                    ARTICLE 4
                                REMEDIAL MATTERS

         4.1      Event of Default. An "Event of Default" shall exist hereunder
(a) if an event of default shall occur under any of the Notes, (b) upon the filing of a voluntary or involuntary petition for bankruptcy, insolvency, receivership or similar event involving Grantor and, in the case of an involuntary petition, an order for relief is not entered or such petition or proceeding shall not be dismissed, discharged or stayed within ninety (90) days of commencement, or (c) if Grantor shall breach in any material respect any agreement contained herein or otherwise default in any material respect in the observance or performance of any of the covenants, terms, conditions or agreements on the part of Grantor contained in this Security Agreement and, with respect to non-monetary covenants, terms, conditions or agreements, such non observance or non performance continues for a period of thirty (30) days after the earlier of (i) written notice from the Secured Party of such default or (ii) actual knowledge of Grantor of such default.

         4.2      Powers of Attorney.

                  (a) Grantor hereby irrevocably appoints the Secured Party (and any officer or agent of the Secured Party) as its true and lawful attorney-in-fact, with power of substitution for and in the name of the Secured Party or otherwise, for the use and benefit of the Secured Party, effective upon the occurrence and during the continuance of an Event of Default:

                           (i)      to receive, endorse the name of Grantor upon
and deliver any notes, acceptances, checks, drafts, money orders or other evidences of payment that may come into the possession of the Secured Party with respect to the Collateral;

                           (ii)     to cause Grantor's mail to be transferred to
the Secured Party's own offices and to receive and open all mail addressed to Grantor for the purposes of removing any such notes, acceptances, checks, drafts, money orders or other evidences of payment;

                           (iii)    to demand, collect and receive payment in
respect of the Collateral and to apply any such payments directly to the payment of the Obligations in accordance with Section 4.5 hereof;

                           (iv)     to receive and give discharges and releases
of all or any of the Collateral;

                           (v)      to commence and prosecute any and all suits,
actions or proceedings at law or in equity in any court of competent jurisdiction, to collect or otherwise realize on all or any part of the Collateral or to enforce any rights in respect thereof;

                           (vi)     to sign the name of Grantor on any invoice
or bill of lading relating to any of the Collateral;

                           (vii)    to send verification of any Accounts to any
Account Debtor or customer;

                           (viii)   to notify any Account Debtor or other
obligor of Grantor with respect to any Collateral to make payment to the Secured Party;

                           (ix)     to settle, compromise, compound, adjust or
defend any actions, suits or proceedings relating or pertaining to all or any of the Collateral;

                           (x)      to take any action for purposes of carrying
out of the terms of this Security Agreement;

                           (xi)     to enforce all of Grantor's rights and
powers under and pursuant to any and all agreements with respect to the Collateral; and

                           (xii)    generally, to sell, assign, transfer,
pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out this Security Agreement, as fully and completely as though the Secured Party were the absolute owner of the Collateral for all purposes; provided, however, nothing herein contained shall be construed as requiring or obligating the Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby; and, provided further, that Secured Party shall in all cases act in material compliance with all applicable laws.

         It is understood and agreed that the power of attorney granted to the Secured Party for the purposes set forth above in this Section 4.2 is coupled with an interest and is irrevocable until the payment, performance or other satisfaction of all of the Obligations, and each Grantor hereby ratifies all actions taken by its attorney-in-fact by virtue hereof. The provisions of this
Section 4.2 shall in no event relieve Grantor of any of its obligations hereunder or under any of the other Security Documents with respect to the Collateral or any part thereof or impose any obligation on the Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Secured Party of any other or further right which it may have on the date of this Security Agreement or hereafter, whether hereunder, under any of the other Security Documents, by law or otherwise.

                  (b) Beyond the duty of the Secured Party to exercise reasonable care in the custody of any Collateral in its possession and to comply with the Code, the Secured Party shall not, under any circumstance or in any event whatsoever, have any liability for any part of the Collateral, nor shall the Secured Party have any liability for any error or omission or delivery of any kind incurred in the good faith settlement, collection or payment of any of the Collateral or any monies received in payment therefor or for any damages resulting therefrom, nor shall this Security Agreement impose upon the Secured Party any obligation to perform any obligation with respect to the Collateral. The costs of collection, notification and enforcement, including but not limited to, reasonable attorneys' fees and reasonable out-of-pocket expenses, shall be borne solely by Grantor whether the same are incurred by Grantor or the Secured Party. Grantor agrees to indemnify, defend and hold the Secured Party harmless from and against any and all other claims, demands, losses, judgments and liabilities (including, but not limited to, liabilities for penalties) of any nature, and to reimburse the Secured Party for all reasonable costs and expenses, including but not limited to reasonable attorneys' fees and expenses, arising from this Security Agreement or the exercise of any right or remedy granted to the Secured Party hereunder other than those incurred solely as a result of the gross negligence and willful misconduct of the Secured Party. In no event shall the Secured Party be liable for any matter or thing in connection with this Security Agreement other than to account for moneys actually received by the Secured Party in accordance with the terms hereof, and matters arising out of the gross negligence or willful misconduct of the Secured Party.

         4.3 Collections. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may, in its sole discretion, in its name or in the name of Grantor, or otherwise, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to any of the Collateral, but shall be under no obligation to do so, or (b) extend the time of payment, arrange for payment in installments, or otherwise modify the term of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, Grantor, other than to discharge Grantor in so doing with respect to liabilities of Grantor to the extent that the liabilities are paid or repaid. After the occurrence and during the continuance of an Event of Default, any money, checks, notes, bills, drafts, or commercial paper received by Grantor shall be held in trust for the Secured Party and any other secured party having rights thereto senior to the Secured Party and shall be promptly turned over to the Secured Party or any other secured party having rights thereto senior to the Secured Party as their interest shall appear. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may make such payments and take such actions as the Secured Party, in its sole discretion, deems necessary to protect its security interest in the Collateral or the value thereof, and the Secured Party is hereby unconditionally and irrevocably authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any liens which in the judgment of the Secured Party appear to be equal to, prior to or superior to its security interest in the Collateral and any liens not expressly permitted by this Security Agreement.

         4.4      Possession; Sale of Collateral.

                  (a) Upon the occurrence and during the continuance of an Event of Default, the Secured Party may, subject to the rights of any other secured party having rights senior to those of the Secured Party: (i) require Grantor to assemble the tangible assets that comprise part of the Collateral and make them available to the Secured Party at any place or places reasonably designated by the Secured Party; (ii) to the extent permitted by applicable law, with or without notice or demand for performance and without liability for trespass, enter any premises where the Collateral may be located and peaceably take possession of the same, and may demand and receive such possession from any person who has possession thereof, and may take such measures as it may deem necessary or proper for the care or protection thereof (including, but not limited to, the right to remove all or any portion of the Collateral); and (iii) with or without taking such possession may sell or cause to be sold, in one or more sales or parcels, for cash, on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at public or private sale or at any broker's board or any securities exchange, without demand of performance or notice of intention to sell or of time or place of sale, except ten (10) business days' written notice to Grantor of the time and place of such sale or sales (and such other notices as may be required by applicable statute, if any, and which cannot be waived), which Grantor hereby expressly acknowledges is commercially reasonable. In the event of any sale, license or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and Grantor shall supply to the Secured Party or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Secured Party shall have no obligation to clean-up or otherwise prepare any Collateral for sale. The Collateral may be sold or disposed of for cash, upon credit or for future delivery as the Secured Party shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Secured Party may (in its sole and absolute discretion) determine. The Secured Party shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any disposition of the Collateral. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the sale price is paid by the purchaser or purchasers thereof. The Secured Party shall not incur any liability for the failure to collect or realize upon any or all of the Collateral or for any delay in doing so and, in case of any such failure, shall not be under any obligation to take any action with respect thereto; provided, such Collateral may be sold again upon like notice. If any Collateral is sold upon credit, Grantor will be credited only with payments actually made by the purchaser, received by the Secured Party and applied to the Obligations in accordance with Section 4.5 In the event the purchasers fail to pay for the Collateral, the Secured Party may resell the Collateral. At any public sale made pursuant to this Section 4.4, the Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal and all rights of marshalling, the Collateral and any other security for the Obligations or otherwise on the part of Grantor (all said rights being also hereby waived and released by Grantor to the fullest extent permitted by law) or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Secured Party from Grantor as a credit against the purchase price, and the Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Secured Party shall be free to carry out such sale pursuant to such agreement, and Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Secured Party shall have entered into such an agreement, all Events of Default shall have been remedied and any obligations to the Secured Party shall have been paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Secured Party may proceed by a suit or suits at law or in equity to foreclose this Security Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. In any such action, the Secured Party shall be entitled to the appointment of a receiver without notice, to peaceably take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, if an Event of Default shall occur and be continuing, the Secured Party shall be entitled to apply, without notice to Grantor, any cash or cash items constituting Collateral in their possession to payment of the Obligations in accordance with the provisions of Section 4.5 hereof.

                  (b) If an Event of Default shall occur and be continuing, the Secured Party shall, in addition to exercising any and all rights and remedies afforded to it hereunder, have all the rights and remedies of a secured party under all applicable provisions of law, including but not limited to, the Code.

                  (c) Grantor agrees that notwithstanding anything to the contrary contained in this Security Agreement, Grantor shall remain liable under each contract or other agreement giving rise to Accounts and General Intangibles and all other contracts or agreements constituting part of the Collateral and the Secured Party shall not have any obligation or liability in respect thereof.

                  (d) After the occurrence and during the continuance of an Event of Default, upon the Secured Party's request, but subject to the rights of any other secured party having rights senior to those of the Secured Party, Grantor shall deliver to the Secured Party all original and other documents evidencing and relating to the sale and delivery of Inventory or Accounts, including but not limited to, all original orders, invoices and shipping receipts. After the occurrence and during the continuance of an Event of Default, Grantor shall also furnish to the Secured Party, promptly upon the request of the Secured Party, such reports, reconciliations and aging balances regarding Accounts as the Secured Party may request from time to time.

         4.5 Application of Proceeds. The proceeds of any sale of Collateral pursuant to this Security Agreement or otherwise, as well as any Collateral consisting of cash, shall be applied after receipt by the Secured Party as follows, subject to the rights of any other secured party having rights senior to those of the Secured Party:

                           First, to the payment of all reasonable costs, fees
                  and expenses of the Secured Party and its agents, representatives and attorneys incurred in connection with such sale or with the retaking, holding, handling, preparing for sale (or other disposition) of the Collateral or otherwise in connection with the Notes, this Security Agreement or any of the Obligations, including but not limited to, the reasonable fees and expenses of the Secured Party's agents and attorneys' and court costs (whether at trial, appellate or administrative levels), if any, incurred by the Secured Party in so doing;

                           Second, to the payment of the outstanding principal
                  balance and accrued interest and fees on the Obligations in such order as the Secured Party may determine;

                           Third, to pay all other amounts payable by Grantor
                  under the Notes and any other Obligations; and

                           Fourth, to Grantor or to such other person as a court
                  may direct.

         4.6 Authority of Secured Party. The Secured Party shall have and be entitled to exercise all such powers hereunder as are specifically delegated to the Secured Party by the terms hereof, together with such powers as are reasonably incidental thereto. The Secured Party may execute any of its duties hereunder by or through its agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder.

         4.7 Certain Waivers; Grantor Not Discharged. Grantor expressly and irrevocably waives (to the extent permitted by applicable law) presentment, demand of payment and protest of nonpayment in respect of its Obligations under this Security Agreement. The obligations and duties of Grantor hereunder are irrevocable, absolute, and unconditional and shall not be discharged, impaired or otherwise affected by (a) the failure of the Secured Party to assert any claim or demand or to enforce any right or remedy against Grantor or any grantee under the provisions of this Security Agreement or any grantee or any waiver, consent, extension, indulgence or other action or inaction in respect thereof,
(b) any extension or renewal of any part of the Obligations, (c) any rescission, waiver, amendment or modification of any of the terms or provisions of any agreement related to this Security Agreement, (d) the release of any liens on or security interests in any part of the Collateral or the release, sale or exchange of or failure to foreclose against any security held by or for the benefit of the Secured Party for payment or performance of the Obligations, (e) the bankruptcy, insolvency or reorganization of Grantor or any grantee or any other persons, (f) any change, restructuring or termination of the corporate structure or existence of Grantor or any grantee or any restructuring or refinancing of all or any portion of the Obligations, or (g) any other event which under law would discharge the obligations of a surety.

         4.8 Transfer of Security Interest. The Secured Party may transfer to any other person all or any part of the liens and security interests granted hereby, and all or any part of the Collateral which may be in the Secured Party's possession after the occurrence and during the continuance of an Event of Default or to a successor Secured Party at any time. Upon such transfer, the transferee shall be vested with all the rights and powers of the Secured Party hereunder with respect to such of the Collateral as is so transferred, but, with respect to any of the Collateral not so transferred, the Secured Party shall retain all of their rights and powers (whether given to it in this Security Agreement, or otherwise). The Secured Party or any of them may, at any time, assign their rights as the secured party hereunder to any person, in the Secured Party's discretion, and upon notice to Grantor, but without any requirement for consent or approval by or from Grantor, and any such assignment shall be valid and binding upon Grantor, as fully as it had expressly approved the same.

                                    ARTICLE 5
                            SECURED PARTY'S INTERESTS

         5.1 Pro Rata Interests. The security interests and other rights granted or reserved to the Secured Party and its successors and assigns under this Security Agreement (the "Contractual Rights") and the other rights available to the Secured Party under applicable law by reason of the existence of this Security Agreement and the attachment and perfection of the security interests created under this Security Agreement (the "Statutory Rights") are for the pro rata benefit of the Note Holders according to the interest in the outstanding principal amount of the Notes held by each Note Holder, respectively, expressed as a percentage of the aggregate outstanding principal amount of all Notes, and shall be held by the Note Holders in such percentages, regardless of the time or order of the attachment or perfection of their respective security interests or the time and manner of filing of their respective deeds of trust, financing statements or assignments thereof and regardless of which, if any, Note Holder may hold possession of the Collateral. All recoveries attributable to enforcement of Contractual Rights or Statutory Rights, or both, shall be shared ratably by the Note Holders according to their respective pro rata interests as provided in this Security Agreement.

         5.2 Grantor Obligations. The provisions of this Article 5 are for the purpose of defining the relative rights of the Note Holders with respect to the Collateral and the exercise of Contractual Rights and Statutory Rights. Nothing herein shall impair the obligations of Grantor, which are absolute and unconditional, to pay and perform the Obligations as and when due. No provision of this Security Agreement shall be construed to prevent any Note Holder from exercising remedies that may otherwise be available to it.

                                    ARTICLE 6
                                  MISCELLANEOUS

         6.1 Further Assurances. Grantor agrees, at its expense, to do such further things, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Secured Party may from time to time reasonably request for the better assuming and preserving of the security interests and the rights and remedies created hereby, including but not limited to, the execution and delivery of such additional conveyances, assignments, agreements and instruments, the payment of any fees and taxes required in connection with the execution and delivery of this Security Agreement, the granting of the security interests created hereby and the execution, filing and recordation of any financing statements (including fixture filings) or other documents as the Secured Party may deem reasonably necessary for the perfection of the security interests granted hereunder. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Secured Party, duly endorsed in a manner reasonably satisfactory to the Secured Party, subject to the rights of any other secured party having rights senior to the Secured Party. If at any time Grantor shall take and perfect a security interest in any property to secure payment and performance of an Account, Grantor, upon the request of the Secured Party, shall promptly assign such security interest to the Secured Party, subject to the rights of any other secured party having rights senior to the Secured Party. Grantor agrees to notify the Secured Party thirty (30) days prior to any change
(a) in its corporate name, (b) in its jurisdiction of incorporation or organization, (c) in the location of its chief executive office, (d) in its chief place of business, or (e) in the office or offices where it keeps its records relating to the Collateral. Grantor agrees that, after the occurrence and during the continuance of an Event of Default, it shall upon request of the Secured Party, take any and all actions, to the extent permitted by applicable law, at its own expense, to obtain the approval of any governmental authority for any action or transaction contemplated by this Security Agreement which is then required by law, and specifically, without limitation, upon request of the Secured Party, to prepare, sign and file with any governmental authority Grantor's portion of any application or applications for consent to the assignment of licenses held by Grantor, or for consent to the possession and sale of any of the Collateral by or on behalf of the Secured Party. Grantor further agrees that it shall at all times, at its own expense and cost, keep accurate and complete records with respect to the Collateral, including but not limited to, a record of all payments and proceeds received in connection therewith or as a result of the sale thereof and of all credits granted, and agrees that the Secured Party or its representatives shall have the right at any reasonable time and from time to time to call at Grantor's place or places of business to inspect the Collateral and to examine or cause to be examined all of the books, records, journals and other data relating to the Collateral and to make extracts therefrom or copies thereof as are reasonably requested; provided that such inspections shall occur no more often than quarterly unless an Event of Default has occurred and is continuing.

         6.2 Effectiveness. This Security Agreement shall take effect immediately upon execution by Grantor.

         6.3 Indemnity; Reimbursement of the Secured Party; Deficiency. In connection with the Collateral, this Security Agreement and the administration and enforcement or exercise of any right or remedy granted to the Secured Party hereunder, Grantor agrees, subject to the limitations set forth hereafter (a) to indemnify, defend and hold harmless the Secured Party from and against any and all claims, demands, losses, judgments and liabilities (including but not limited to, liabilities for penalties) of whatever nature, relating thereto or resulting therefrom, and (b) to reimburse the Secured Party for all reasonable costs and expenses, including but not limited to, the reasonable fees and disbursements of attorneys, relating thereto or resulting therefrom. The foregoing indemnity agreement includes all reasonable costs incurred by the Secured Party in connection with any litigation relating to the Collateral whether or not the Secured Party shall be a party to such litigation, including but not limited to, the reasonable fees and disbursements of attorneys for the Secured Party, and any out-of-pocket costs incurred by the Secured Party in appearing as a witness or in otherwise complying with legal process served upon it. The obligations in this Section 6.3 do not apply to any claims for indemnity, defense, or reimbursement that arise from the gross negligence or willful misconduct of the Secured Party. In no event shall the Secured Party be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Security Agreement other than to account for moneys actually received by it in accordance with the terms hereof. All indemnities contained in this Section 6.3 and elsewhere in this Security Agreement shall survive the expiration or earlier termination of this Security Agreement. After application of the proceeds by the Secured Party pursuant to Section 4.5 hereof, Grantor shall remain liable to the Secured Party for any deficiency.

         6.4      Continuing Lien. It is the intent of the parties hereto that
(a) this Security Agreement shall constitute a continuing agreement as to any and all future, as well as existing transactions, between Grantor and the Secured Party under or in connection with the Note or otherwise relating to any other Obligation, and (b) the security interest provided for herein shall attach to after-acquired as well as existing Collateral.

         6.5 Termination. Upon payment, performance or other satisfaction in full of the Notes and all other Obligations and all other amounts due in connection therewith and termination of all commitments relating thereto, the Secured Party shall reassign, redeliver and release (or cause to be so reassigned, redelivered and released), without recourse upon or warranty by the Secured Party, and at the sole expense of Grantor, to Grantor, against receipt therefor, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Secured Party pursuant to the terms hereof and not theretofore reassigned, redelivered and released to Grantor, together with appropriate instruments of reassignment and release.

         6.6 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or by facsimile transmission (with receipt of successful and full transmission) or three days after being mailed, registered or certified mail, return receipt requested, with postage prepaid to the applicable parties hereto at the address stated below or if any party shall have designated a different address or facsimile number by notice to the other party given as provided above, then to the last address or facsimile number so designated.

                  If to Grantor:

                           Image Ware Systems, Inc.
                           10883 Thornmint Road
                           San Diego, California 2127
                           Attention:       S. James Miller, Jr.,
                                            Chairman, CEO and President
                           Facsimile:       (858) 673-0291

                  with a copy to:

                           Cooley Godward LLP
                           4401 Eastgate Mall
                           San Diego, California 92121-1909
                           Attention:       M. Wainwright Fishburn, Jr., Esq.
                           Facsimile:       (858) 550-6420

                  If to Secured Party:

                           Perseus 2000, L.L.C.
                           2099 Pennsylvania Ave., N.W.
                           Suite 900
                           Washington, D.C. 20006-1813
                           Attention:  Chip Newton, Managing Director
                           Facsimile:  (202) 429-0588

                  with a copy to:

                           Arnold & Porter
                           1600 Tysons Boulevard; Suite 900
                           McLean, Virginia  22102-4865
                           Attention:       Robert B. Ott, Esq.
                           Facsimile:       (703) 720-7399

         6.7 Successors and Assigns. Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Secured Party that are contained in this Security Agreement shall bind and inure to the benefit of its respective successors and assigns. Grantor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Secured Party.

         6.8 APPLICABLE LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE WITHOUT REFERENCE TO ITS CONFLICTS OF LAW RULES THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS SECURITY AGREEMENT TO THE LAW OF ANOTHER JURISDICTION (EXCEPT WHEN THE CODE OR OTHER APPLICABLE LAW WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION). THE PARTIES HERETO AGREE THAT THE APPROPRIATE AND EXCLUSIVE FORUM FOR ANY DISPUTES ARISING OUT OF THIS SECURITY AGREEMENT SOLELY BETWEEN THE GRANTOR AND THE SECURED PARTY SHALL BE THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, AND AGREE TO COMPLY WITH ALL REQUIREMENTS NECESSARY TO GIVE SUCH COURTS JURISDICTION. THE PARTIES HERETO FURTHER AGREE THAT THE PARITIES WILL NOT BRING SUIT WITH RESPECT TO ANY DISPUTES ARISING OF THIS SECURITY AGREEMENT EXCEPT AS EXPRESSLY SET FORTH BELOW FOR THE EXECUTION OR ENFORCEMENT OF JUDGEMENT, IN ANY JURISDICTION OTHER THAN THE ABOVE SPECIFIED COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING HEREUNDER

BY THE MAILING OF COPIES THEREOF BY REGISTERED MAIL OR CERTIFIED AIRMAIL, POSTAGE PREPAID, TO THE ADDRESS SPECIFIED IN SECTION 6.6 HEREOF. THE FOREGOING SHALL NOT LIMIT THE RIGHTS OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO OBTAIN EXECUTION OF JUDGMENT IN ANY OTHER JURISDICTION. THE PARTIES FURTHER AGREE, TO THE EXTENT PERMITTED BY LAW, THAT FINAL AND UNAPPEALABLE JUDGMENT AGAINST ANY OF THEM IN ANY ACTION OR PROCEEDING CONTEMPLATED ABOVE SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE OF THE UNITED STATES BY SUIT ON THE JUDGMENT, A CERTIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS.

         6.9 Waivers. No failure or delay of the Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or future exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Party hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have. No waiver of any provision of this Security Agreement or consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be authorized as provided in Section 6.10, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Grantor in any case shall entitle Grantor to any other or further notice or demand in similar or other circumstances.

         6.10 Amendments. Neither this Security Agreement nor any provision hereof may be amended or modified except pursuant to an agreement or agreements in writing entered into by Grantor and the Secured Party.

         6.11 Severability. In the event any one or more of the provisions contained in this Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

         6.12 Counterparts. This Security Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered or mailed to the Secured Party.

         6.13 Headings. Article and Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Security Agreement.

         6.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR

PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS SECURITY AGREEMENT.

                      [signatures appear on following page]

         IN WITNESS WHEREOF, Grantor has executed this Security Agreement as of the date first above written.

                                   IMAGEWARE SYSTEMS, INC.

                                   By:____________________________________
                                      Name:  S. James Miller, Jr.
                                      Title: Chairman, CEO and President

                                   ACKNOWLEDGED:

                                   PERSEUS 2000, L.L.C.

                                   By:____________________________________
                                      Name:   Ray E. Newton III
                                      Title:  Managing Director

                     [Signature Page to Security Agreement]

                                   SCHEDULE A

Pursuant to Section 2.1(b), the following information is disclosed:

                 CHIEF EXECUTIVE    OTHER PLACE(S) OF  JURISDICTION OF    COLLATERAL    EQUIPMENT AND        LOCATION OF
   GRANTOR           OFFICE             BUSINESS        INCORPORATION      LOCATION     GOODS LOCATION    LEASED FACILITIES
-------------  -------------------  -----------------  ---------------  --------------  ---------------  --------------------
IMAGEWARE      10883 Thornmint Rd                         California    10883           10883 Thornmint  10883
SYSTEMS, INC.  San Diego, CA 92127                                      Thornmint Rd.,  Rd., San Diego,  Thornmint Rd.,
                                                                        San Diego, CA   CA 92127         San Diego, CA
                                                                        92127                            92127

                                   SCHEDULE B

                                  PLEDGED STOCK

1,629,665 shares of no par Common Stock of XImage Corporation, a California corporation, certificate #57

1,000 shares of Common Stock, $0.0001 par value per share, o fImageWare Systems
         ID Group, Inc., a Delaware corporation, certificate #C-11

66 shares of I.W. Systems Canada Company - ULC, an entity formed under the laws of Nova Scotia, Canada, Common Stock

5 shares of Digital Imaging International GmbH, an entity formed under the laws of Germany, Common Stock

66,666 shares of Digital Imaging Asia Pacific Pte. Ltd., an entity formed under the laws of Singapore, Common Stock

1 share of no par Common Stock of G&A Imaging, Inc., a Nevada corporation, certificate #C-

90,000 Series A Common Shares, $0.01 par value per share, of ImageWare Digital
         Photography Systems, LLC, a Nevada limited liability company, certificate of membership interest #8

100,000 Series A Common Shares, $0.01 par value per share, of E-Focus West LLC, a Nevada limited liability company, certificate of membership interest #2

                                   SCHEDULE C

Security interests granted by German subsidiary Digital Imaging International GmbH in favor of Deutsche Bank AG on accounts receivable from goods delivered and services rendered

         Security interest granted by Grantor in favor of American Contractors Indemnity Company on certificate of deposit #0192-600-003 originally issued by Imperial Bank for which the underlying obligations have been satisfied but the UCC financing statement has not yet been terminated.

                                 SCHEDULE 2.1(f)

(i) immaterial amount of boxed products kept off-site for packaging and shipping at:

         ICON
         399 River Road
         Hudson, MA  01749

(ii) copies of software (i.e., originals located at chief executive office and other locations listed on Schedule A) located with the following software escrow services:

         (A)      Lincoln-Parry SoftEscrow
                  400 Inverness Drive South, Suite 200
                  Englewood, CO 80112

         (B)      DSI Technology Escrow Services, Inc.
                  9265 Sky Park Court, Suite 202
                  San Diego, CA 92123

(iii) server for web hosting of EPIWEB services located at:

         Magma Communications
         195 Colonade Road South, Unit 2
         Nepean, Ontario, CANADA  K2K-7Q3

                          PLEDGE AND SECURITY AGREEMENT

         THIS PLEDGE AND SECURITY AGREEMENT is entered into as of May 22, 2002 (as from time to time amended, modified, restated, supplemented and in effect, this "Security Agreement"), by and between ImageWare Systems ID Group, Inc., a Delaware corporation ("Grantor"), in favor of Perseus 2000, L.L.C., a Delaware limited liability company (the "Secured Party"), as agent for itself and the other holders from time to time of the Notes (as defined below) (collectively, the "Note Holders").

                                    RECITALS

         A. The Secured Party and ImageWare Systems, Inc., Grantor's parent corporation ("Parent"), have entered into a Note and Warrant Purchase Agreement dated as of May 22, 2002 (the "Purchase Agreement") pursuant to which Parent has issued to the Secured Party Senior Secured Convertible Promissory Notes dated of even date herewith in the aggregate principal amount of Two Million Dollars ($2,000,000) (together with any Senior Secured Convertible Promissory Notes issued in payment of interest on any Note and any Additional Notes issued at the Additional Closing, each, a "Note" and collectively, the "Notes"). The purchase and sale of the Notes is governed by the Purchase Agreement.

         B. In order to induce the Secured Party to make the loan evidenced by the Notes, and in consideration therefor, Grantor has agreed to pledge, collaterally assign and grant to the Secured Party, as agent for itself and any other future Note Holders, a perfected lien on and security interest in all of Grantor's assets and properties (including, but not limited to, all outstanding shares of capital stock of each subsidiary of Grantor, except as otherwise provided herein), whether now or hereafter existing, owned or acquired, all pursuant to the terms of this Security Agreement in order to secure (i) the due and punctual payment of (A) any current or future principal and interest (including, without limitation, interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (B) all other monetary obligations, including but not limited to, fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding regardless of whether allowed or allowable in such proceeding), of Parent now or hereafter due under the Notes or of Grantor under this Security Agreement, and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of Parent now or hereafter due under or pursuant to the Notes or the Purchase Agreement or of Grantor under this Security Agreement (collectively, the "Obligations"). Grantor has also agreed to guarantee the Obligations in accordance with the terms of this Security Agreement.

         C. It is a condition precedent to the making of the loan evidenced by the Notes that Grantor execute and deliver this Security Agreement.

         NOW, THEREFORE, for and in consideration of the covenants and provisions set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees as follows:

                                   ARTICLE 1

                                SECURITY INTEREST

         1.1 Grant of Security Interest. As security for the Obligations, Grantor hereby collaterally assigns, pledges and grants a continuing and unconditional security interest to the Secured Party, its successors and assigns, in and to all of the following:

                  (a) all equipment (including all "Equipment" as defined in Section 9-102(a)(33) of the Uniform Commercial Code as in effect from time to time in the State of New York (such code, together with any other successor or applicable adoption of the Uniform Commercial Code in any applicable jurisdiction, the "Code")) machinery, vehicles, fixtures, improvements, supplies, office furniture, fixed assets, all as now owned or hereafter acquired by Grantor or in which Grantor has or hereafter acquires any interest, and any items substituted therefor as replacements and any additions or accessions thereto;

                  (b) all goods (including all "Goods" as defined in Section 9-102(a)(44) of the Code) and all inventory (including all "Inventory" as defined in Section 9-102(a)(48) of the Code) of Grantor, now owned or hereafter acquired by Grantor or in which Grantor has or hereafter acquires any interest, including but not limited to, raw materials, scrap inventory, work in process, products, packaging materials, finished goods, all documents of title, chattel paper and other instruments covering the same and all substitutions therefor and additions thereto (all of the property described in this clause (b) being hereinafter collectively referred to as "Inventory");

                  (c) all present and future accounts in which Grantor has or hereafter acquires any interest (including all "Accounts" as defined in Section 9-102(a)(2) of the Code), contract rights (including all rights to receive payments and other rights under all equipment and other leasing contracts) and rights to payment and rights or accounts receivable evidencing or representing indebtedness due or to become due Grantor on account of goods sold or leased or services rendered, claims, instruments and other general intangibles (including tax refunds, royalties and all other rights to the payment of money of every nature and description), including but not limited to, any such right evidenced by chattel paper, and all liens, securities, guaranties, remedies, security interests and privileges pertaining thereto (all of the property described in this clause (c) being hereinafter collectively referred to as "Accounts");

                  (d) all investment property now owned or hereafter acquired by Grantor (including all "Investment Property" as defined in Section 9-102(a)(49) of the Code), including, without limitation, all securities (certificated and uncertificated), securities accounts, securities entitlements, commodity contracts and commodity accounts, excluding any of the foregoing also excluded by the immediately following paragraph (e);

                  (e)      (i)      all of the shares of capital stock of
whatever class of the Issuers, now owned or hereafter acquired by Grantor, together with in each case the certificates representing the same and 66 2/3% of the shares of capital stock of whatever class of the Foreign Issuers, now owned or hereafter acquired by Grantor, together with in each case the certificates representing the same (collectively, the "Pledged Stock");

                           (ii)     all shares, securities, moneys or property
representing a dividend on, or a distribution or return of capital in respect of any of the Pledged Stock, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and all Equity Rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock; and

                           (iii)    without affecting the obligations of Grantor
under any provision prohibiting such action under any loan document, in the event of any consolidation or merger in which any Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is Grantor itself) formed by or resulting from such consolidation or merger (collectively, and together with the property described in clauses (i) and (ii) above, the "Stock Collateral");

                  (f) all general intangibles now owned or hereafter acquired by Grantor or in which Grantor has or hereafter acquires any interest (including all "General Intangibles" as defined in Section 9-102(a)(42) of the Code), including but not limited to, payment intangibles (including all "Payment Intangibles" as defined in Section 9-102(a)(61) of the Code), choses in action and causes of action and all licenses and permits (to the extent the collateral assignment of such licenses and permits is not prohibited by applicable law), contract rights (including but not limited to all rights to receive payments and other rights under all equipment and other leasing contracts, instruments and documents owned or used by Grantor, and any goodwill relating thereto);

                  (g) all other property owned by Grantor or in which Grantor has or hereafter acquires any interest, wherever located, and of whatever kind or nature, tangible or intangible, including all Intellectual Property;

                  (h) all insurance policies of any kind maintained in effect by Grantor, now existing or hereafter acquired, under which any of the property referred to in clauses (a) through (f) above is insured, including but not limited to, any proceeds payable to Grantor pursuant to such policies;

                  (i) all moneys, cash collateral, chattel paper (including all "Chattel Paper" as defined in Section 9-102(a)(11) of the Code), checks, notes, bills of exchange, documents of title, money orders, negotiable instruments, commercial paper, and other securities, letters of credit (including all "Letter-of-Credit Rights" as defined in

Section 9-102(a)(51) of the Code), supporting obligations (including all "Supporting Obligations" as defined in Section 9-102(a)(77) of the Code), instruments (including all "Instruments" as define in Section 9-102(a)(47) of the Code), documents (including all "Documents" as defined in Section 9-102(a)(30) of the Code), deposit accounts (including all "Deposit Accounts" as defined in Section 9-102(a)(29) of the Code), deposits and credits from time to time whether or not in the possession of or under the control of the Secured Party; and

                  (j) any consideration received when all or any part of the property referred to in clauses (a) through (i) above is sold, transferred, exchanged, leased, collected or otherwise disposed of, or any value received as a consequence of possession thereof, including but not limited to, all products, proceeds (including all "Proceeds" as defined in Section 9-102(a)(64) of the Code), cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents, insurance proceeds or proceeds of other proceeds now or hereafter owned by Grantor or in which Grantor has an interest.

           The property set forth in clauses (a) through (j) of the preceding sentence, together with property of a similar nature which Grantor hereafter owns or in which Grantor hereafter acquires any interest, is referred to herein as the "Collateral."

         As used in this Security Agreement, the following terms shall have the following meanings:

         "Copyright Collateral" shall mean all Copyrights, whether now owned or hereafter acquired by Grantor.

         "Copyrights" shall mean, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

         "Equity Rights" shall mean, with respect to any person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust arrangements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such person.

         "Foreign Issuers" shall mean, collectively, each subsidiary of Grantor organized under the laws of any jurisdiction outside of the United States of America, directly or indirectly, that is the issuer of any shares of capital stock now owned or hereafter acquired by Grantor.

         "Issuers" shall mean, collectively, each subsidiary of Grantor organized under the laws of any jurisdiction within the United States of America, directly or indirectly, that is the issuer of any shares of capital stock now owned or hereafter acquired by Grantor.

         "Intellectual Property" shall mean all Copyright Collateral, all Patent Collateral and all Trademark Collateral, including without limitation, the proprietary assets listed under Grantor's name in Section 2(k) of the Disclosure Schedule to the Purchase Agreement, as they pertain to Grantor, together with
(a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to Grantor with respect to any of the foregoing, in each case whether now or hereafter owned or used, including all licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral listed; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all governmental approvals now held or hereafter obtained by Grantor in respect of any of the foregoing; and (g) all causes of action, claims and warranties now owned or hereafter acquired by Grantor in respect of any of the foregoing. It is understood that Intellectual Property shall include all of the foregoing owned or acquired by Grantor on a worldwide basis.

         "Patent Collateral" shall mean all Patents, whether now owned or hereafter acquired by Grantor.

         "Patents" shall mean, collectively, (a) all patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

         "Permitted Liens" shall mean (a) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings if adequate reserves with respect to such liens are maintained on the books of Grantor in accordance with GAAP; (b) liens (i) upon or in any equipment acquired or held by Grantor to secure the purchase price or lease of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (ii) existing on such equipment at the time of its acquisition; provided that in each of (i) and (ii) above, (A) the lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment and (B) the principal amount of such indebtedness secured by any such lien shall at no time exceed the fair market value of such equipment at the time it was acquired; (c) liens arising from judgments, decrees or attachments to the extent and only so long as such judgment, decree or attachment has not caused or resulted in an Event of Default; (d) leases, subleases, licenses and sublicenses granted to others in the ordinary course of Grantor's business not interfering in any material respect with the conduct of the business of Grantor and not materially detracting from the value of the Collateral; (e) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar liens affecting real property not interfering in any material respect with the ordinary conduct of business of Grantor and not materially detracting from the value of the property subject to such lien; (f) liens incurred or deposits made in the ordinary course of Grantor's business in connection with worker's compensation, unemployment insurance, social security and other like laws; (g) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (h) carriers', warehousemen's, materialmen's, mechanics', landlords', repairmen's, employees' or other like liens arising in the ordinary course of business which are not delinquent or which are being contested in good faith by appropriate proceedings; and (i) liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution.

         "Trademark Collateral" shall mean all Trademarks, whether now owned or hereafter acquired by Grantor. Notwithstanding the foregoing, the Trademark Collateral shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

         "Trademarks" shall mean, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

         1.2      Perfection of Security Interests.

                  (a) Grantor hereby authorizes the Secured Party to file a financing statement or financing statements (the "Financing Statement") describing the Collateral in any and all jurisdictions where, and with any and all governmental authorities with whom, the Secured Party reasonably deems such filing to be necessary or appropriate including, without limitation, the jurisdiction of the debtor's location for purposes of the Code, the United States Patent and Trademark Office and the United States Copyright Office. Grantor will reimburse the Secured Party for any and all reasonable costs, charges and expenses (including reasonable fees of counsel) incurred in connection with such filings. For purposes of this
Section 1.2(a), the Financing Statements shall be deemed to include any amendment, modification, assignment, continuation statement or other similar instrument consistent with the rights granted to the Secured Party under this Security Agreement and the Purchase Agreement.

                  (b) Grantor shall have possession of the Collateral, except where as expressly otherwise provided in this Security Agreement or where the Secured Party chooses to perfect its security interest by possession in addition to the filing of a Financing Statement. Where Collateral is in the possession of a third party, Grantor will join with the Secured Party in notifying the third party of the Secured Party's security interest therein and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of the Secured Party.

                  (c) Grantor will cooperate with the Secured Party in obtaining control (including "Control" as contemplated by Section 9-312(b) of the Code) with respect to Collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chattel paper.

                  (d) Grantor will not create any chattel paper without a legend on such chattel paper reasonably acceptable to the Secured Party indicating that the Secured Party has a secured interest in such Chattel Paper.

                  (e) Grantor shall, upon the Grantor's acquiring, or otherwise becoming entitled to the benefits of, any Copyright (or copyrightable material), Patent (or patentable invention), Trademark (or associated goodwill) or other Intellectual Property or upon or prior to Grantor's filing, either directly or through any agent, licensee or other designee, of any application with any governmental authority for any Copyright, Patent, Trademark, or other Intellectual Property, in each case after the date hereof, execute and deliver such contracts, agreements and other instruments as the Secured Party may reasonably request to evidence, validate, perfect and establish the priority of the security interest granted by this Security Agreement in such and any related Intellectual Property.

                  (f) Grantor shall deliver and pledge to the Secured Party any and all certificates representing the Pledged Stock, accompanied by undated stock powers duly executed in blank.

                  (g) Grantor shall upon the acquisition after the date hereof by Grantor of any Stock Collateral, promptly either (x) transfer and deliver to the Secured Party all such Stock Collateral (together with the certificates representing such Stock Collateral securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) or (y) take such other action as the Secured Party shall deem reasonably necessary or appropriate to perfect, and establish the priority of, the security interest granted by this Security Agreement in such Stock Collateral.

         1.3 Intellectual Property. For the purpose of enabling and to the extent necessary to enable the Secured Party to exercise its rights, remedies, powers and privileges under Article 4 at such time or times as the Secured Party shall be lawfully entitled to exercise such rights, remedies, powers and privileges, and for no other purpose, Grantor hereby grants to the Secured Party, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, assign, license or sublicense any of the Intellectual Property of Grantor, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of such items. Such license shall terminate upon full and final payment, performance or other satisfaction of the Obligations.

         1.4      Special Provisions Relating to Stock Collateral.

                  (a) So long as no Event of Default shall have occurred and be continuing, Grantor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of any loan document; provided, that Grantor agrees that it will not vote the Stock Collateral in any manner that is inconsistent with the terms of any loan document.

                  (b) So long as no Event of Default shall have occurred and be continuing, Grantor shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

                  (c) If any Event of Default shall have occurred and be continuing, and whether or not the Secured Party exercises any available right to declare any Obligation due and payable or seeks or pursues any other right, remedy, power or privilege available to it under applicable law, this Security Agreement or any other loan document, all dividends and other distributions on the Stock Collateral shall be paid directly to the Secured Party, subject to the terms of this Security Agreement.

                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations and Warranties. Grantor represents and warrants as of the date hereof that:

                  (a) Grantor has absolute, good and marketable title to all the Collateral, wherever and whenever acquired, free and clear of any lien, except for Permitted Liens, and Grantor has not filed, nor is there on record, a financing statement under the Code (or similar statement or instrument of registration under the law of any jurisdiction) covering any Collateral except for Permitted Liens;

                  (b) Schedule A hereto lists, as to Grantor, (i) Grantor's chief executive office and other place(s) of business, (ii) Grantor's legal organizational structure and its jurisdiction of incorporation, (iii) the address where records relating to the Collateral are maintained, (iv) any other location of any other equipment and goods (other than mobile goods) included in the Collateral, (v) location of leased facilities and name of lessor/sublessor and (vi) any fictitious names used by Grantor.

                  (c) Grantor has paid or will pay when due all taxes, fees, assessments and other charges now or hereafter imposed upon the Collateral except for any tax, fee, assessment or other charge the validity of which is being contested in good faith by appropriate proceedings and so long as Grantor has set aside on its books adequate reserves with respect thereto;

                  (d) as a result of the execution and delivery of this Security Agreement and upon the filing of any financing statements or other documents necessary to assure, preserve and perfect the security interest created hereby and to the extent a lien may be perfected by filing a financing statement, the Secured Party shall have a valid, perfected, enforceable lien on, and a continuing security interest in, the Collateral, enforceable and superior as such as against creditors and purchasers (other than purchasers of Inventory in the ordinary course of business) and as against any owner of real property where any of the equipment or Inventory is located and as against any purchaser of such real property and any present or future creditor obtaining a mortgage or other lien on such real property, and such lien shall be superior and prior to all other liens, subject, in each case, only to Permitted Liens to the extent such Permitted Liens by statute have priority equal to or greater than such security interest;

                  (e) the amount that has been represented by Grantor to the Secured Party as owing by all obligors (such obligors being hereinafter referred to as the "Account Debtors") in the aggregate with respect to Accounts has not materially deviated from the correct amount actually and unconditionally owing at such time by such Account Debtors subject to set off, return and similar rights arising in the ordinary course of business; all Accounts represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices and other documents evidencing the same; as of the date hereof, there are no material setoffs, counterclaims or disputes existing or asserted with respect to Accounts subject to set off, return and similar rights arising in the ordinary course of business, and Grantor has not made any agreement with any Account Debtor for any material deduction therefrom except set-off and claims arising in the ordinary course of business; to Grantor's knowledge, all Account Debtors have the capacity to contract and are solvent; to Grantor's knowledge the goods giving rise to Accounts are not subject to any lien, claim or encumbrance except set-off and claims arising in the ordinary course of business, except in favor of the Secured Party and except for Permitted Liens and as permitted by the Purchase Agreement; and, except as set forth herein, Grantor does not have knowledge of any fact or circumstances which would impair the validity or collectability of Accounts;

                  (f) none of the Collateral is held by a third party in any location as assignee, trustee, bailee, consignee or in any similar capacity; and

                  (g) The Pledged Stock evidenced by the certificates described in Section 1.1(e) hereof (i) is duly authorized, validly existing, fully paid and nonassessable, and none of such Pledged Stock is subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer or Foreign Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained in any loan document); and (ii) constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers or Foreign Issuers beneficially owned by Grantor on the date hereof (whether or not registered in the name of Grantor), and Schedule B correctly identifies, as of the date hereof, the respective Issuers or Foreign Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock and the respective number (and registered owners of) of the shares evidenced by each such certificate.

         2.2 Survival. All representations, warranties and agreements of Grantor contained in this Security Agreement shall survive the execution, delivery and performance of this Security Agreement until the termination of this Security Agreement pursuant to Section 7.5 hereof.

                                    ARTICLE 3
                                    COVENANTS

         3.1 Covenants. Grantor hereby covenants and agrees with the Secured Party that so long as this Security Agreement shall remain in effect or any Obligations shall remain unpaid or unperformed:

                  (a) Grantor shall promptly give written notice to the Secured Party of any levy or attachment, execution or other process against any of the Collateral;

                  (b) at Grantor's own cost and expense, Grantor shall take any and all actions reasonably necessary or desirable to defend the Collateral against the claims and demands of all persons other than the Secured Party, and to defend the security interest of the Secured Party in the Collateral and the priority thereof against any lien of any nature, except in each case for Permitted Liens;

                  (c) Grantor shall keep all tangible Collateral properly insured and in good order and repair (normal wear and tear excepted) and immediately notify the Secured Party of any event causing any material loss, damage or depreciation in value of the Collateral in the aggregate and of the extent of such loss, damage or depreciation;

                  (d) Grantor shall mark any Collateral that is chattel paper with a legend showing the Secured Party's lien and security interest therein;

                  (e)      Grantor shall:

                           (i) furnish to the Secured Party from time to time
(but, unless an Event of Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright
                                     - 10 -

Collateral, the Patent Collateral and the Trademark Collateral and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Secured Party may reasonably request, all in reasonable detail;

                           (ii)     prior to filing, either directly or through
an agent, licensee or other designee, any application for any Copyright, Patent or Trademark, furnish to the Secured Party prompt notice of such proposed filing; and

                           (iii)    promptly give written notice to the Secured
Party of any other change in the intellectual property rights material to its businesses.

                  (f)      Grantor shall:

                           (i)      (either itself or through licensees) for
each Trademark, (A) to the extent consistent with past practice and good business judgment, continue to use such Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force and effect free from any claim of abandonment for nonuse, (B) maintain as in the past the quality of products and services offered under such Trademark,
(C) employ such Trademark with the appropriate notice of registration and (D) not (and not permit any licensee or sublicensee to) do any act or knowingly omit to do any act whereby any Trademark material to the conduct of its business may become invalidated, except in each case as Grantor's business or products may change over time as may be consistent with good business judgment;

                           (ii)     (either itself or through licensees) not do
any act or knowingly omit to do any act whereby any Patent material to the conduct of its business may become abandoned or dedicated;

                           (iii)    notify the Secured Party immediately if it
knows or has reason to know that any Intellectual Property material to the conduct of its business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding before any governmental authority) regarding Grantor's ownership of any Intellectual Property material to its business, its right to copyright, patent or register the same (as the case may be), or its right to keep, use and maintain the same;

                           (iv)     take all necessary steps that are consistent
with good business practices in any proceeding before any appropriate governmental authority to maintain and pursue each application relating to any Intellectual Property (and to obtain the relevant registrations) and to maintain each registration material to the conduct of its business, including payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings;

                           (v)      in the event that any Intellectual Property
material to the conduct of its business is infringed, misappropriated or diluted by a third party, Grantor shall notify the Secured Party within (10) days after it learns of such event and shall, if consistent with good business practice, promptly sue for infringement, misappropriation or dilution, seek temporary restraints and preliminary injunctive relief to the extent practicable, seek to recover any and all damages for such infringement, misappropriation or dilution and take such other actions as are appropriate under the circumstances and in Grantor's good faith business judgment to protect such Collateral;

                           (vi)     shall, through counsel selected by Grantor
and reasonably acceptable to the Secured Party, prosecute diligently any application for any Intellectual Property pending as of the date of this Security Agreement or thereafter made until the termination of this Security Agreement, make application on uncopyrighted but copyrightable material, unpatented but patentable inventions and unregistered but registrable Trademarks and preserve and maintain all rights in applications for any Intellectual Property; provided, however, that Grantor shall have no obligation to make any such application if making such application would be unnecessary or imprudent in the good faith business judgment of Grantor. Any expenses incurred in connection with such an application shall be borne by Grantor. Grantor shall not abandon any right to file a application for any Intellectual Property or any pending application in the United States without the consent of the Secured Party, which consent shall not be unreasonably withheld; and

                           (vii)    after the occurrence and through the
continuance of an Event of Default, the Secured Party shall have the right but shall in no way be obligated to bring suit in its own name to enforce the Copyrights, Patents and Trademarks and any license under such Intellectual Property, in which event Grantor shall, at the request of the Secured Party , do any and all lawful acts and execute and deliver any and all proper documents required by the Secured party in aid of such enforcement action.

                  (g) Grantor shall cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer and 66 2/3% of the total number of shares of each class of capital stock of each Foreign Issuer then outstanding and shall not permit any such Issuer or Foreign Issuer to issue any shares of capital stock other than to Grantor. Grantor shall cause all such shares to be duly authorized, validly issued, fully paid and nonassessable and to be free of any contractual restriction or any restriction under the charter or bylaws of the respective Issuer of such Stock Collateral, upon the transfer of such Stock Collateral (except for any such restriction contained in any loan document).

                  (h)      Grantor shall not:

                           (i)      amend or terminate any material contract or
other document or instrument constituting part of the Collateral, except for transactions in the ordinary course of business;

                           (ii)     voluntarily or involuntarily exchange,
lease, sell, transfer or otherwise dispose of any Collateral other than for fair value in the ordinary course of business;

                           (iii)    make any compromise, settlement, discharge
or adjustment or grant any extension of time for payment with respect to any Account or any lien, guaranty or remedy pertaining thereto, except for transactions in the ordinary course of business;

                           (iv)     change its name or use any fictitious or
trade name, other than in accordance with Section 7.1 hereof;

                           (v)      change the location of its chief executive
office, other than in accordance with Section 7.1 hereof;

                           (vi)     permit any of the Collateral (other than
Collateral that constitutes goods that are mobile and that are of a type normally used in more than one jurisdiction or otherwise in the ordinary course of business (including, without limitation, sales and shipments of inventory in the ordinary course of business)) to be removed from or located in any place not identified as the location of such Collateral to the Secured Party, as the case may be, except after written notice to and with written consent of the Secured Party and compliance with such procedures as the Secured Party reasonably may impose to prevent any interruptions or discontinuity in the security interest granted pursuant to this Security Agreement; or

                           (vii)    voluntarily grant, incur or allow to exist
any lien or security interest on or in any of the Collateral which lien or security interest shall be equal or superior in priority to the security interests granted in this Security Agreement, except for Permitted Liens to the extent such Permitted Liens by their express terms or applicable law have priority equal or greater than the security interests granted pursuant to this Security Agreement.

                                   ARTICLE 4
                                REMEDIAL MATTERS

         4.1      Event of Default. An "Event of Default" shall exist hereunder
(a) if an event of default shall occur under any of the Notes, (b) upon the filing of a voluntary or involuntary petition for bankruptcy, insolvency, receivership or similar event involving Grantor and, in the case of an involuntary petition, an order for relief is not entered or such petition or proceeding shall not be dismissed, discharged or stayed within ninety (90) days of commencement, or (c) if Grantor shall breach in any material respect any agreement contained herein or otherwise default in any material respect in the observance or performance of any of the covenants, terms, conditions or agreements on the part of Grantor contained in this Security Agreement and, with respect to non-monetary covenants, terms, conditions or agreements, such non observance or non performance continues for a period of thirty (30) days after the earlier of (i) written notice from the Secured Party of such default or (ii) actual knowledge of Grantor of such default.

         4.2      Powers of Attorney.

                  (a) Grantor hereby irrevocably appoints the Secured Party (and any officer or agent of the Secured Party) as its true and lawful attorney-in-fact, with power of substitution for and in the name of the Secured Party or otherwise, for the use and benefit of the Secured Party, effective upon the occurrence and during the continuance of an Event of Default:

                           (i)      to receive, endorse the name of Grantor upon
and deliver any notes, acceptances, checks, drafts, money orders or other evidences of payment that may come into the possession of the Secured Party with respect to the Collateral;

                           (ii)     to cause Grantor's mail to be transferred to
the Secured Party's own offices and to receive and open all mail addressed to Grantor for the purposes of removing any such notes, acceptances, checks, drafts, money orders or other evidences of payment;

                           (iii)    to demand, collect and receive payment in
respect of the Collateral and to apply any such payments directly to the payment of the Obligations in accordance with Section 4.5 hereof;

                           (iv)     to receive and give discharges and releases
of all or any of the Collateral;

                           (v)      to commence and prosecute any and all suits,
actions or proceedings at law or in equity in any court of competent jurisdiction, to collect or otherwise realize on all or any part of the Collateral or to enforce any rights in respect thereof;

                           (vi)     to sign the name of Grantor on any invoice
or bill of lading relating to any of the Collateral;

                           (vii)    to send verification of any Accounts to any
Account Debtor or customer;

                           (viii)   to notify any Account Debtor or other
obligor of Grantor with respect to any Collateral to make payment to the Secured Party;

                           (ix)     to settle, compromise, compound, adjust or
defend any actions, suits or proceedings relating or pertaining to all or any of the Collateral;

                           (x)      to take any action for purposes of carrying
out of the terms of this Security Agreement;

                           (xi)     to enforce all of Grantor's rights and
powers under and pursuant to any and all agreements with respect to the Collateral; and

                           (xii)    generally, to sell, assign, transfer,
pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out this Security Agreement, as fully and completely as though the Secured Party were the absolute owner of the Collateral for all purposes; provided, however, nothing herein contained shall be construed as requiring or obligating the Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby; and, provided further, that Secured Party shall in all cases act in material compliance with all applicable laws.

         It is understood and agreed that the power of attorney granted to the Secured Party for the purposes set forth above in this Section 4.2 is coupled with an interest and is irrevocable until the payment, performance or other satisfaction of all of the Obligations, and each Grantor hereby ratifies all actions taken by its attorney-in-fact by virtue hereof. The provisions of this
Section 4.2 shall in no event relieve Grantor of any of its obligations hereunder or under any of the other Security Documents with respect to the Collateral or any part thereof or impose any obligation on the Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Secured Party of any other or further right which it may have on the date of this Security Agreement or hereafter, whether hereunder, under any of the other Security Documents, by law or otherwise.

                  (b) Beyond the duty of the Secured Party to exercise reasonable care in the custody of any Collateral in its possession and to comply with the Code, the Secured Party shall not, under any circumstance or in any event whatsoever, have any liability for any part of the Collateral, nor shall the Secured Party have any liability for any error or omission or delivery of any kind incurred in the good faith settlement, collection or payment of any of the Collateral or any monies received in payment therefor or for any damages resulting therefrom, nor shall this Security Agreement impose upon the Secured Party any obligation to perform any obligation with respect to the Collateral. The costs of collection, notification and enforcement, including but not limited to, reasonable attorneys' fees and reasonable out-of-pocket expenses, shall be borne solely by Grantor whether the same are incurred by Grantor or the Secured Party. Grantor agrees to indemnify, defend and hold the Secured Party harmless from and against any and all other claims, demands, losses, judgments and liabilities (including, but not limited to, liabilities for penalties) of any nature, and to reimburse the Secured Party for all reasonable costs and expenses, including but not limited to reasonable attorneys' fees and expenses, arising from this Security Agreement or the exercise of any right or remedy granted to the Secured Party hereunder other than those incurred solely as a result of the gross negligence and willful misconduct of the Secured Party. In no event shall the Secured Party be liable for any matter or thing in connection with this Security Agreement other than to account for moneys actually received by the Secured Party in accordance with the terms hereof, and matters arising out of the gross negligence or willful misconduct of the Secured Party.

         4.3 Collections. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may, in its sole discretion, in its name or in the name of Grantor, or otherwise, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to any of the Collateral, but shall be under no obligation to do so, or (b) extend the time of payment, arrange for payment in installments, or otherwise modify the term of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, Grantor, other than to discharge Grantor in so doing with respect to liabilities of Grantor to the extent that the liabilities are paid or repaid. After the occurrence and during the continuance of an Event of Default, any money, checks, notes, bills, drafts, or commercial paper received by Grantor shall be held in trust for the Secured Party and any other secured party having rights thereto senior to the Secured Party and shall be promptly turned over to the Secured Party or any other secured party having rights thereto senior to the Secured Party as their interest shall appear. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may make such payments and take such actions as the Secured Party, in its sole discretion, deems necessary to protect its security interest in the Collateral or the value thereof, and the Secured Party is hereby unconditionally and irrevocably authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any liens which in the judgment of the Secured Party appear to be equal to, prior to or superior to its security interest in the Collateral and any liens not expressly permitted by this Security Agreement.

         4.4      Possession; Sale of Collateral.

                  (a) Upon the occurrence and during the continuance of an Event of Default, the Secured Party may, subject to the rights of any other secured party having rights senior to those of the Secured Party: (i) require Grantor to assemble the tangible assets that comprise part of the Collateral and make them available to the Secured Party at any place or places reasonably designated by the Secured Party; (ii) to the extent permitted by applicable law, with or without notice or demand for performance and without liability for trespass, enter any premises where the Collateral may be located and peaceably take possession of the same, and may demand and receive such possession from any person who has possession thereof, and may take such measures as it may deem necessary or proper for the care or protection thereof (including, but not limited to, the right to remove all or any portion of the Collateral); and (iii) with or without taking such possession may sell or cause to be sold, in one or more sales or parcels, for cash, on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at public or private sale or at any broker's board or any securities exchange, without demand of performance or notice of intention to sell or of time or place of sale, except ten (10) business days' written notice to Grantor of the time and place of such sale or sales (and such other notices as may be required by applicable statute, if any, and which cannot be waived), which Grantor hereby expressly acknowledges is commercially reasonable. In the event of any sale, license or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and

Grantor shall supply to the Secured Party or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Secured Party shall have no obligation to clean-up or otherwise prepare any Collateral for sale. The Collateral may be sold or disposed of for cash, upon credit or for future delivery as the Secured Party shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Secured Party may (in its sole and absolute discretion) determine. The Secured Party shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any disposition of the Collateral. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the sale price is paid by the purchaser or purchasers thereof. The Secured Party shall not incur any liability for the failure to collect or realize upon any or all of the Collateral or for any delay in doing so and, in case of any such failure, shall not be under any obligation to take any action with respect thereto; provided, such Collateral may be sold again upon like notice. If any Collateral is sold upon credit, Grantor will be credited only with payments actually made by the purchaser, received by the Secured Party and applied to the Obligations in accordance with Section 4.5 In the event the purchasers fail to pay for the Collateral, the Secured Party may resell the Collateral. At any public sale made pursuant to this Section 4.4, the Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal and all rights of marshalling, the Collateral and any other security for the Obligations or otherwise on the part of Grantor (all said rights being also hereby waived and released by Grantor to the fullest extent permitted by law) or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Secured Party from Grantor as a credit against the purchase price, and the Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Secured Party shall be free to carry out such sale pursuant to such agreement, and Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Secured Party shall have entered into such an agreement, all Events of Default shall have been remedied and any obligations to the Secured Party shall have been paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Secured Party may proceed by a suit or suits at law or in equity to foreclose this Security Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. In any such action, the Secured Party shall be entitled to the appointment of a receiver without notice, to peaceably take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, if an Event of Default shall occur and be continuing, the Secured Party shall be entitled to apply, without notice to Grantor, any cash or cash items constituting Collateral in their possession to payment of the Obligations in accordance with the provisions of Section 4.5 hereof.

                  (b) If an Event of Default shall occur and be continuing, the Secured Party shall, in addition to exercising any and all rights and remedies afforded to it hereunder, have all the rights and remedies of a secured party under all applicable provisions of law, including but not limited to, the Code.

                  (c) Grantor agrees that notwithstanding anything to the contrary contained in this Security Agreement, Grantor shall remain liable under each contract or other agreement giving rise to Accounts and General Intangibles and all other contracts or agreements constituting part of the Collateral and the Secured Party shall not have any obligation or liability in respect thereof.

                  (d) After the occurrence and during the continuance of an Event of Default, upon the Secured Party's request, but subject to the rights of any other secured party having rights senior to those of the Secured Party, Grantor shall deliver to the Secured Party all original and other documents evidencing and relating to the sale and delivery of Inventory or Accounts, including but not limited to, all original orders, invoices and shipping receipts. After the occurrence and during the continuance of an Event of Default, Grantor shall also furnish to the Secured Party, promptly upon the request of the Secured Party, such reports, reconciliations and aging balances regarding Accounts as the Secured Party may request from time to time.

         4.5 Application of Proceeds. The proceeds of any sale of Collateral pursuant to this Security Agreement or otherwise, as well as any Collateral consisting of cash, shall be applied after receipt by the Secured Party as follows, subject to the rights of any other secured party having rights senior to those of the Secured Party:

                           First, to the payment of all reasonable costs, fees
                  and expenses of the Secured Party and its agents, representatives and attorneys incurred in connection with such sale or with the retaking, holding, handling, preparing for sale (or other disposition) of the Collateral or otherwise in connection with the Notes, this Security Agreement or any of the Obligations, including but not limited to, the reasonable fees and expenses of the Secured Party's agents and attorneys' and court costs (whether at trial, appellate or administrative levels), if any, incurred by the Secured Party in so doing;

                           Second, to the payment of the outstanding principal
                  balance and accrued interest and fees on the Obligations in such order as the Secured Party may determine;

                           Third, to pay all other amounts payable by Parent
                  under the Notes and payable by Parent or Grantor under any other Obligations; and

                           Fourth, to Grantor or to such other person as a court
                  may direct.

         4.6 Authority of Secured Party. The Secured Party shall have and be entitled to exercise all such powers hereunder as are specifically delegated to the Secured Party by the terms hereof, together with such powers as are reasonably incidental thereto. The Secured Party may execute any of its duties hereunder by or through its agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder.

         4.7 Certain Waivers; Grantor Not Discharged. Grantor expressly and irrevocably waives (to the extent permitted by applicable law) presentment, demand of payment and protest of nonpayment in respect of its Obligations under this Security Agreement. The obligations and duties of Grantor hereunder are irrevocable, absolute, and unconditional and shall not be discharged, impaired or otherwise affected by (a) the failure of the Secured Party to assert any claim or demand or to enforce any right or remedy against Grantor or any grantee under the provisions of this Security Agreement or any grantee or any waiver, consent, extension, indulgence or other action or inaction in respect thereof,
(b) any extension or renewal of any part of the Obligations, (c) any rescission, waiver, amendment or modification of any of the terms or provisions of any agreement related to this Security Agreement, (d) the release of any liens on or security interests in any part of the Collateral or the release, sale or exchange of or failure to foreclose against any security held by or for the benefit of the Secured Party for payment or performance of the Obligations, (e) the bankruptcy, insolvency or reorganization of Grantor or any grantee or any other persons, (f) any change, restructuring or termination of the corporate structure or existence of Grantor or any grantee or any restructuring or refinancing of all or any portion of the Obligations, or (g) any other event which under law would discharge the obligations of a surety.

         4.8 Transfer of Security Interest. The Secured Party may transfer to any other person all or any part of the liens and security interests granted hereby, and all or any part of the Collateral which may be in the Secured Party's possession after the occurrence and during the continuance of an Event of Default or to a successor Secured Party at any time. Upon such transfer, the transferee shall be vested with all the rights and powers of the Secured Party hereunder with respect to such of the Collateral as is so transferred, but, with respect to any of the Collateral not so transferred, the Secured Party shall retain all of their rights and powers (whether given to it in this Security Agreement, or otherwise). The Secured Party or any of them may, at any time, assign their rights as the secured party hereunder to any person, in the Secured Party's discretion, and upon notice to Grantor, but without any requirement for consent or approval by or from Grantor, and any such assignment shall be valid and binding upon Grantor, as fully as it had expressly approved the same.

                                   ARTICLE 5
                            SECURED PARTY'S INTERESTS

         5.1 Pro Rata Interests. The security interests and other rights granted or reserved to the Secured Party and its successors and assigns under this Security Agreement (the "Contractual Rights") and the other rights available to the Secured Party under applicable law by reason of the existence of this Security Agreement and the attachment and perfection of the security interests created under this Security Agreement (the "Statutory Rights") are for the pro rata benefit of the Note Holders according to the interest in the outstanding principal amount of the Notes held by each Note Holder, respectively, expressed as a percentage of the aggregate outstanding principal amount of all Notes, and shall be held by the Note Holders in such percentages, regardless of the time or order of the attachment or perfection of their respective security interests or the time and manner of filing of their respective deeds of trust, financing statements or assignments thereof and regardless of which, if any, Note Holder may hold possession of the Collateral. All recoveries attributable to enforcement of Contractual Rights or Statutory Rights, or both, shall be shared ratably by the Note Holders according to their respective pro rata interests as provided in this Security Agreement.

         5.2 Grantor Obligations. The provisions of this Article 5 are for the purpose of defining the relative rights of the Note Holders with respect to the Collateral and the exercise of Contractual Rights and Statutory Rights. Nothing herein shall impair the obligations of Grantor, which are absolute and unconditional, to pay and perform the Obligations as and when due. No provision of this Security Agreement shall be construed to prevent any Note Holder from exercising remedies that may otherwise be available to it.

                                   ARTICLE 6
                                   GUARANTEE

         6.1 Guarantee. Grantor hereby guarantees to Secured Party and each Note Holder and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Notes and all other amounts from time to time owing to Secured Party or each Note Holder by Parent under the Purchase Agreement or any other Transaction Document (as such term is defined in the Purchase Agreement), in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). Grantor hereby further agrees that if Parent shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, Grantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due

(whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         6.2      Obligations Unconditional. The obligations of Grantor under
Section 6.1 are absolute and unconditional irrespective of the validity, regularity or enforceability of the obligations of Parent under the Transaction Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than the defense that the Guaranteed Obligations have been paid in full), it being the intent of this Article 6 that the obligations of Grantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of Grantor hereunder, which shall remain absolute and unconditional as described above:

                  (a) at any time or from time to time, without notice to Grantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (b) any of the acts mentioned in any of the provisions of the Transaction Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

                  (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Transaction Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (d) any lien or security interest granted to, or in favor of, the Secured Party or any Note Holder or Note Holders as security for any of the Guaranteed Obligations shall fail to be perfected.

         Grantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Secured Party or any Note Holder exhaust any right, power or remedy or proceed against Parent under the Transaction Documents or any other agreement or instrument referred to herein or therein, or against any other person or entity under any other guarantee of, or security for, any of the Guaranteed Obligations.

         6.3 Reinstatement. The obligations of Grantor under this Article 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Parent in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and Grantor agrees that it will indemnify the Secured Party and each Note Holder on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Secured Party or such Note Holder in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         6.4 Subrogation. Grantor hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations under the Transaction Documents it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 6.1, whether by subrogation or otherwise, against Parent or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

         6.5 Remedies. Grantor agrees that the obligations of Parent under the Notes may be declared to be or may become forthwith due and payable as provided in each Note for purposes of Section 6.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Parent and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Parent) shall forthwith become due and payable by Grantor for purposes of said Section 6.1.

         6.6 Continuing Guarantee. The guarantee in this Article 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 Further Assurances. Grantor agrees, at its expense, to do such further things, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Secured Party may from time to time reasonably request for the better assuming and preserving of the security interests and the rights and remedies created hereby, including but not limited to, the execution and delivery of such additional conveyances, assignments, agreements and instruments, the payment of any fees and taxes required in connection with the execution and delivery of this Security Agreement, the granting of the security interests created hereby and the execution, filing and recordation of any financing statements (including fixture filings) or other documents as the Secured Party may deem reasonably necessary for the perfection of the security interests granted hereunder. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Secured Party, duly endorsed in a manner reasonably satisfactory to the Secured Party, subject to the rights of any other secured party having rights senior to the Secured Party. If at any time Grantor shall take and perfect a security interest in any property to secure payment and performance of an Account, Grantor, upon the request of the Secured Party, shall promptly assign such security interest to the Secured Party, subject to the rights of any other secured party having rights senior to the Secured Party. Grantor agrees to notify the Secured Party thirty (30) days prior to any change
(a) in its corporate name, (b) in its jurisdiction of incorporation or organization, (c) in the location of its chief executive office, (d) in its chief place of business, or (e) in the office or offices where it keeps its records relating to the Collateral. Grantor agrees that, after the occurrence and during the continuance of an Event of Default, it shall upon request of the Secured Party, take any and all actions, to the extent permitted by applicable law, at its own expense, to obtain the approval of any governmental authority for any action or transaction contemplated by this Security Agreement which is then required by law, and specifically, without limitation, upon request of the Secured Party, to prepare, sign and file with any governmental authority Grantor's portion of any application or applications for consent to the assignment of licenses held by Grantor, or for consent to the possession and sale of any of the Collateral by or on behalf of the Secured Party. Grantor further agrees that it shall at all times, at its own expense and cost, keep accurate and complete records with respect to the Collateral, including but not limited to, a record of all payments and proceeds received in connection therewith or as a result of the sale thereof and of all credits granted, and agrees that the Secured Party or its representatives shall have the right at any reasonable time and from time to time to call at Grantor's place or places of business to inspect the Collateral and to examine or cause to be examined all of the books, records, journals and other data relating to the Collateral and to make extracts therefrom or copies thereof as are reasonably requested; provided that such inspections shall occur no more often than quarterly unless an Event of Default has occurred and is continuing.

         7.2 Effectiveness. This Security Agreement shall take effect immediately upon execution by Grantor.

         7.3 Indemnity; Reimbursement of the Secured Party; Deficiency. In connection with the Collateral, this Security Agreement and the administration and enforcement or exercise of any right or remedy granted to the Secured Party hereunder, Grantor agrees, subject to the limitations set forth hereafter (a) to indemnify, defend and hold harmless the Secured Party from and against any and all claims, demands, losses, judgments and liabilities (including but not limited to, liabilities for penalties) of whatever nature, relating thereto or resulting therefrom, and (b) to reimburse the Secured Party for all reasonable costs and expenses, including but not limited to, the reasonable fees and disbursements of attorneys, relating thereto or resulting therefrom. The foregoing indemnity agreement includes all reasonable costs incurred by the Secured Party in connection with any litigation relating to the Collateral whether or not the Secured Party shall be a party to such litigation, including but not limited to, the reasonable fees and disbursements of attorneys for the Secured Party, and any out-of-pocket costs incurred by the Secured Party in appearing as a witness or in otherwise complying with legal process served upon it. The obligations in this Section 7.3 do not apply to any claims for indemnity, defense, or reimbursement that arise from the gross negligence or willful misconduct of the Secured Party. In no event shall the Secured Party be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Security Agreement other than to account for moneys actually received by it in accordance with the terms hereof. All indemnities contained in this Section 7.3 and elsewhere in this Security Agreement shall survive the expiration or earlier termination of this Security Agreement. After application of the proceeds by the Secured Party pursuant to Section 4.5 hereof, Grantor shall remain liable to the Secured Party for any deficiency.

         7.4      Continuing Lien. It is the intent of the parties hereto that
(a) this Security Agreement shall constitute a continuing agreement as to any and all future, as well as existing transactions, between Grantor and the Secured Party under or in connection with the Note or otherwise relating to any other Obligation, and (b) the security interest provided for herein shall attach to after-acquired as well as existing Collateral.

         7.5 Termination. Upon payment, performance or other satisfaction in full of the Notes and all other Obligations and all other amounts due in connection therewith and termination of all commitments relating thereto, the Secured Party shall reassign, redeliver and release (or cause to be so reassigned, redelivered and released), without recourse upon or warranty by the Secured Party, and at the sole expense of Grantor, to Grantor, against receipt therefor, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Secured Party pursuant to the terms hereof and not theretofore reassigned, redelivered and released to Grantor, together with appropriate instruments of reassignment and release.

         7.6 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or by facsimile transmission (with receipt of successful and full transmission) or three days after being mailed, registered or certified mail, return receipt requested, with postage prepaid to the applicable parties hereto at the address stated below or if any party shall have designated a different address or facsimile number by notice to the other party given as provided above, then to the last address or facsimile number so designated.

                  If to Grantor:

                           Image Ware Systems, Inc.
                           10883 Thornmint Road
                           San Diego, California 92127
                           Attention: S. James Miller, Jr.,
                                      Chairman, CEO and President
                           Facsimile: (858) 673-0291

                  with a copy to:

                           Cooley Godward LLP
                           4401 Eastgate Mall
                           San Diego, California 92121-1909
                           Attention: M. Wainwright Fishburn, Jr., Esq.
                           Facsimile: (858) 550-6420

                  If to Secured Party:

                           Perseus 2000, L.L.C.
                           2099 Pennsylvania Ave., N.W.
                           Suite 900
                           Washington, D.C. 20006-1813
                           Attention: Chip Newton, Managing Director
                           Facsimile: (202) 429-0588

                  with a copy to:

                           Arnold & Porter
                           1600 Tysons Boulevard; Suite 900
                           McLean, Virginia 22102-4865
                           Attention: Robert B. Ott, Esq.
                           Facsimile: (703) 720-7399

         7.7 Successors and Assigns. Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Secured Party that are contained in this Security Agreement shall bind and inure to the benefit of its respective successors and assigns. Grantor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Secured Party.

         7.8 APPLICABLE LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE WITHOUT REFERENCE TO ITS CONFLICTS OF LAW RULES THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS SECURITY AGREEMENT TO THE LAW OF ANOTHER JURISDICTION (EXCEPT WHEN THE CODE OR OTHER APPLICABLE LAW WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION). THE PARTIES HERETO AGREE THAT THE APPROPRIATE AND EXCLUSIVE FORUM FOR ANY DISPUTES ARISING OUT OF THIS SECURITY AGREEMENT SOLELY BETWEEN SECURED PARTY AND GRANTOR SHALL BE THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, AND AGREE TO COMPLY WITH ALL REQUIREMENTS NECESSARY TO GIVE SUCH COURTS JURISDICTION. THE PARTIES HERETO FURTHER AGREE THAT THE PARITIES WILL NOT BRING SUIT WITH RESPECT TO ANY DISPUTES ARISING OF THIS SECURITY AGREEMENT EXCEPT AS EXPRESSLY SET FORTH BELOW FOR THE EXECUTION OR ENFORCEMENT OF JUDGEMENT, IN ANY JURISDICTION OTHER THAN THE ABOVE SPECIFIED COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING HEREUNDER BY THE MAILING OF COPIES

THEREOF BY REGISTERED MAIL OR CERTIFIED AIRMAIL, POSTAGE PREPAID, TO THE ADDRESS SPECIFIED IN SECTION 7.6 HEREOF. THE FOREGOING SHALL NOT LIMIT THE RIGHTS OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO OBTAIN EXECUTION OF JUDGMENT IN ANY OTHER JURISDICTION. THE PARTIES FURTHER AGREE, TO THE EXTENT PERMITTED BY LAW, THAT FINAL AND UNAPPEALABLE JUDGMENT AGAINST ANY OF THEM IN ANY ACTION OR PROCEEDING CONTEMPLATED ABOVE SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE OF THE UNITED STATES BY SUIT ON THE JUDGMENT, A CERTIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS.

         7.9 Waivers. No failure or delay of the Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or future exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Party hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have. No waiver of any provision of this Security Agreement or consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be authorized as provided in Section 7.10, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Grantor in any case shall entitle Grantor to any other or further notice or demand in similar or other circumstances.

         7.10 Amendments. Neither this Security Agreement nor any provision hereof may be amended or modified except pursuant to an agreement or agreements in writing entered into by Grantor and the Secured Party.

         7.11 Severability. In the event any one or more of the provisions contained in this Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

         7.12 Counterparts. This Security Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered or mailed to the Secured Party.

         7.13 Headings. Article and Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Security Agreement.

         7.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR

PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS SECURITY AGREEMENT.

                      [signatures appear on following page]

         IN WITNESS WHEREOF, Grantor has executed this Security Agreement as of the date first above written.

                                       IMAGEWARE SYSTEMS ID GROUP, INC.

                                       By: _____________________________________
                                           Name:  S. James Miller, Jr.
                                           Title: Chairman, CEO and President

                                       ACKNOWLEDGED:

                                       PERSEUS 2000, L.L.C.

                                       By: _____________________________________
                                           Name:  Ray E. Newton III
                                           Title: Managing Director

                     [Signature Page to Security Agreement]

                                   SCHEDULE A

Pursuant to Section 2.1(b), the following information is disclosed:

                       CHIEF EXECUTIVE        OTHER PLACE(S) OF      JURISDICTION OF
    GRANTOR                OFFICE                  BUSINESS           INCORPORATION    COLLATERAL LOCATION
--------------------  --------------------  -----------------------  ---------------  -----------------------
ImageWare Systems ID  10883 Thornmint Road  7001-A Pelham Rd.        Delaware         7001-A Pelham Rd.
Group, Inc.           San Diego, CA 92127   Greenville, SC 29615                      Greenville, SC 29615

                                            33 Boston Post Rd. West                   33 Boston Post Rd. West
                                            Suite 270                                 Suite 270
                                            Marlborough, MA 01752                     Marlborough, MA 01752


                           EQUIPMENT AND            LOCATION OF LEASED
    GRANTOR                GOODS LOCATION                FACILITIES
--------------------    -----------------------    -----------------------
ImageWare Systems ID    7001-A Pelham Rd.          7001-A Pelham Rd.
Group, Inc.             Greenville, SC 29615       Greenville, SC 29615

                        33 Boston Post Rd. West    33 Boston Post Rd. West
                        Suite 270                  Suite 270
                        Marlborough, MA 01752      Marlborough, MA 01752

                                   SCHEDULE B

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